Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE DCAPDX\4517810.v8 LEASE AGREEMENT Between: HILLSBORO 229, LLC, an Oregon limited liability company ("Landlord") And ACM Research, Inc., a Delaware Corporation ("Tenant") Dated March 6, 2023 DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE

© 2018 BOMA OREGON

TABLE OF CONTENTS

		Page
1.	BASIC LEASE TERMS	3
2.	LEASE OF PREMISES	5
3.	TERM	5
4.	BASE RENT	6
5.	SECURITY DEPOSIT	6
6.	ADDITIONAL RENT	7
7.	INSURANCE; INDEMNITY	9
8.	USE OF PREMISES	11
9.	IMPROVEMENTS AND ALTERATIONS	12
10.	REPAIRS AND MAINTENANCE	13
11.	LIENS; TENANT'S TAXES	14
12.	UTILITIES AND SERVICES	14
13.	ICE, SNOW, AND DEBRIS	14
14.	HAZARDOUS MATERIALS	15
15.	INJURY TO TENANT'S PROPERTY	17
16.	DAMAGE OR DESTRUCTION	18
17.	EMINENT DOMAIN	18
18.	BANKRUPTCY	19
19.	DEFAULT	19
20.	REMEDIES ON DEFAULT	20
21.	SURRENDER AT EXPIRATION	21
22.	ASSIGNMENT AND SUBLETTING	22
23.	SUBORDINATION	23
24.	TRANSFER OF THE PROPERTY	23
25.	ESTOPPEL CERTIFICATE	23
26.	PERFORMANCE BY LANDLORD	23
27.	LANDLORD'S RIGHT TO CURE DEFAULT	23
28.	INSPECTION	24
29.	FOR SALE AND FOR RENT SIGNS	24
30.	ATTORNEY FEES	24
31.	NOTICES	24
32.	BROKERS	24

i

DCAPDX\4517810.v8

DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE
© 2018 BOMA OREGON

33. LATE CHARGES 24
34. NO PERSONAL LIABILITY; DAMAGE LIMITATION 25
35. MISCELLANEOUS PROVISIONS 25
36. QUIET ENJOYMENT 26
37. FORCE MAJEURE 26
38. ANTI-TERRORISM LAW 27
39. FINANCIAL STATEMENTS 27
40. SIGNAGE 28
41. WAIVER OF JURY TRIAL 28
42. RENEWAL OPTION MARKET RATE ADJUSTMENT 28
43. EXHIBITS AND ADDITIONAL PROVISIONS 29
44. REPRESENTATION; PREPARATION 29

ii

DCAPDX\4517810.v8

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 3 DCAPDX\4517810.v8 For valuable consideration, Landlord and Tenant covenant and agree as follows: 1. BASIC LEASE TERMS A. REFERENCE DATE OF LEASE March 6, 2023 B. TENANT: ACM Research, Inc., a Delaware Corporation Trade Name: ACM Research Address (Leased Premises): 2900 NE Century Blvd, Suite 200 Hillsboro, OR 97124 C. Address (For Notices): 2900 NE Century Blvd, Suite 200 Hillsboro, OR 97124 E-mail address: jim.straus@acmrcsh.com Primary Tenant Contact: Jim Straus, VP Sales North America, Europe, and SE Asia Telephone: 503-341-4213 E-mail address: jim.straus@acmrcsh.com D. LANDLORD: Hillsboro 229 LLC, an Oregon limited liability company Address (For Notices): c/o Wyse Real Estate Investors Attn: Traci Twitchell, 810 SE Belmont, Suite 100 Portland, OR 97214 E-mail address: ttwitchell@wyserea.com overgaagpete@gmail.com Telephone: (503) 595-9698 With copy to: Dunn Carney LLP 851 SW Sixth Avenue, Suite 1500 Portland, OR 97204 Attn: J. David Zehntbauer dzehntbauer@dunncarney.com Address for Rent Payments: Same as Landlord address for notices above, or via automatic bank deposit, if directed by Landlord. E. PREMISES: Suite 200 located at 2900 NE Century Blvd., Hillsboro, Oregon 97124 Building (the “Building”) within Techpointe Commons, as generally shown on Exhibit A hereto. The land upon which the building is located, including all parking areas, walkways, landscape areas, together with the Building, is referred to in this Lease as the “Property.” F. PREMISES AREA: Approximately 10,683 Rentable Square Feet (See Exhibit “A”). The parties acknowledge that the calculation of square footage of the Premises is an approximation. No recalculation of square footage of the Premises shall affect the obligations of Tenant under this Lease, including, without limitation, the amount of Base Rent payable by Tenant. G. BUILDING AREA: Approximately 40,500 Rentable Square Feet H. TENANT’S PROPORTIONATE SHARE OF ADDITIONAL RENT: 26.38% See Section 6(d) below. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 4 DCAPDX\4517810.v8 I. TENANT'S PERMITTED USE OF PREMISES: The premises are to be used and occupied only for the purpose of office, light industrial and storage space as well as to include a clean room related to research, development and/or certain semiconductor equipment manufacturing. J. LEASE TERM: Commencement Date: April 1, 2023 Expiration Date: August 31, 2030 Number of Full Calendar Months: Eighty-Eight (88) K. INITIAL BASE MONTHLY RENT: $14,689.13 L. BASE RENT ADJUSTMENTS: Effective Dates: Monthly Base Rent April 1, 2023 – June 30, 2023 $ 0.00 July 1, 2023 – March 31, 2024 $14,689.13 April 1, 2024 – April 30, 2024 $ 0.00 May 1, 2024 – March 31, 2025 $15,129.80 April 1, 2025 – March 31, 2026 $15,583.70 April 1, 2026 – March 31, 2027 $16,051.21 April 1, 2027 – March 31, 2028 $16,532.75 April 1, 2028 – March 31, 2029 $17,028.73 April 1, 2029 – March 31, 2030 $17,539.59 April 1, 2030 – August 31, 2030 $18,065.78 M. MONTHLY ADDITIONAL RENT ESTIMATE FOR LEASE YEAR 1 (See Section 6): Estimated Monthly Operating Expenses $3,719.38 Insurance and Taxes N. TENANT’S PROPORTIONATE SHARE (See Section 6(d)): 26.38% O. PARKING: Tenant shall be entitled is Tenant’s Proportionate Share of the parking spaces on the Property, which are available on a first come first serve basis. Tenant shall be entitled to three (3) dedicated parking spaces Monday – Friday from 8am to 6pm (“Dedicated Parking”). The Dedicated Parking shall be located on the west side of the Premises. Any signage for the Dedicated Parking shall be at the Tenant’s sole expense and subject to Landlord’s approval, which shall not be unreasonably withheld. Dedicated Parking shall be available to attendees of the church tenant of the Building during Sunday service hours. P. PREPAID RENT: Upon execution of this Lease, Tenant shall deposit with Landlord Eighteen Thousand Four Hundred Eight and 51/100 Dollars ($18,408.51) Dollars (the “Prepaid Rent”), which shall be Base Monthly Rent and Additional Rent due for the first month of the Lease Term for which Base Rent is payable. Q. SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall deposit with Landlord Twenty One Thousand Seven Hundred Eighty-Five and 16/100 Dollars ($21,785.16) (the “Security Deposit”). R. BROKER(S): Joshua Bean of Ethos Commercial Advisors LLC represents Landlord, and Brian Hanson of Ethos Commercial Advisors LLC represents Tenant. S. GUARANTORS: None. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 5 DCAPDX\4517810.v8 T. RENEWAL TERM OPTION: Provided that Tenant is not in default under any provision of this Lease at the time Tenant exercises a Renewal Term (defined below) or at the commencement date of a Renewal Term, Tenant shall have the option to extend the Term for two (2) additional consecutive periods of five (5) years (each, a “Renewal Term”) pursuant to the terms and conditions set forth below. Tenant must give Landlord written notice of its intention to exercise a Renewal Term option (“Renewal Term Notice”) not more than 1 year and not less than 270 days prior to the expiration of the then current Term. Landlord will then provide Tenant with written notice of the Market Rate Adjustment to Base Rent for the Renewal Term (a “Rent Adjustment Notice” pursuant to Section 42 below) within thirty (30) days after receiving Tenant’s Renewal Term Notice. If Tenant fails to object to the Rent Adjustment Notice within thirty (30) days after receipt thereof, the Rent Adjustment Notice shall be deemed accepted by Tenant. If Tenant timely objects to the Rent Adjustment Notice, the provisions of Section 42 shall be used to determine the Market Rate Adjustment to Base Rent for the first year of the Renewal Term. Base Rent shall during each Renewal Term shall increase by three percent (3%) annually. Except as otherwise provided herein, the terms and conditions of the Lease for the Renewal Term shall be identical with the original terms and conditions of the Initial Term except for the Base Rent adjustment and except that, following the second Renewal Term, there shall be no further option to extend the Term. 2. LEASE OF PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space in the Building consisting of approximately 10,683 rentable square feet, as outlined on the attached Exhibit A (the "Premises") on the terms and conditions set forth in this Lease. Landlord shall deliver the Premises clean, free of Hazardous Materials, and with the structural elements, exterior walls, windows, roof and Building envelope, in good working condition. As of the Lease Commencement Date the Premises, common areas, exterior areas and path of travel to the Premises shall be in compliance with Laws (defined below), including OSHA and all Laws pertaining to Hazardous Materials (defined below). Subject to the foregoing representations, upon taking possession of the Premises, Tenant shall be deemed to have accepted the Building, Premises and all Building systems in “AS IS” condition. 3. TERM (a) Commencement Date and Delivery of Possession The term of this Lease (the "Term") shall be for a period of approximately eighty-eight (88) months, commencing on the date on April 1, 2023 (the "Commencement Date") under the terms of this Lease, and ending on August 31, 2030. Tenant shall complete any work required in the Premises and approved by Landlord pursuant to Section 9 below and Exhibit B, within twelve (12) months after Landlord delivers possession of the Premises to Tenant. If the Commencement Date shall be a day other than the first day of a calendar month, then the Term shall be deemed extended by the number of days between the Commencement Date of this Lease and the first day of the first calendar month thereafter, so that the Term shall expire at the end of a calendar month. (b) Early Access by Tenant. Following mutual execution of this Lease, Tenant may have early access to the Premises prior to the Commencement Date for the purpose of installation of Tenant's improvements to the Premises, equipment setup and furniture fit up.. Prior to any early access to the Premises, Tenant shall provide proof of the insurance required pursuant this Lease and Tenant's entry into the Premises shall be subject all terms and conditions of this Lease, except the payment of Base Rent and Additional Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, employees, licensees, agents, servants, guests, invitees, or visitors. (c) Delay in Delivery of Premises. If Landlord, for any reason, does not deliver possession of the Premises on the estimated Commencement Date set forth in the Basic Lease Terms (the "Estimated Commencement Date"), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as reasonably practicable and Tenant’s obligation to pay Rent hereunder shall not commence until Landlord delivers the Premises to Tenant. If Landlord is delayed in delivering possession to Tenant for any reason attributable to Tenant, this Lease shall commence on the Commencement Date set forth in the Basic Lease Terms. Subject to Landlord’s representations regarding the condition of the Premises, Tenant’s occupancy of the Premises shall constitute conclusive acceptance of the amount of square footage stated DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 6 DCAPDX\4517810.v8 herein, and of the condition of the Premises. Upon determination of the Commencement Date, Landlord and Tenant will cooperate to complete a Commencement Date Certificate in the form attached as Exhibit C. (d) Expiration of Term. The expiration date of the Term shall be the date stated in the Basic Lease Terms or, if the Commencement Date is delayed, then the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month that the Commencement Date occurs. 4. BASE RENT Beginning on the Commencement Date and continuing during the entire Term, Tenant shall pay to Landlord as rent for each "Lease Year" "Base Rent" as defined in this Section. The term "Lease Year" shall mean the period from the Commencement Date through the final day of the first month of March following the Commencement Date, April 1 through the final day of March of the following calendar year for each subsequent full calendar year during the Term, and April 1 to the end of the Term for the final Lease Year. All Rent shall be paid when due without notice, offset, or deduction for any reason. (a) Base Rent The initial monthly Base Rent during the Term ("Base Rent") shall be Fourteen Thousand Six Hundred Eighty-Nine and 13/100 Dollars ($14,689.13). The Base Rent shall increase in the amounts and at the times set out in Section 1.L. of the Basic Lease Terms. Base Rent shall be paid in advance on or before the first (1st) day of each calendar month during the Term, except for the first (1st) calendar month. Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent, which is set forth on the Basic Lease Terms. If the first (1st) month of the Term shall be a partial month, Base Rent shall be prorated on a daily basis, based on the actual number of days in such month. (b) General All references to "Rent" or "Rental" in this Lease shall mean Base Rent, Additional Rent, and all other payments required of Tenant under this Lease, unless otherwise expressly specified, and all payments required by Tenant under this Lease shall be deemed "Rent." (c) Place of Payment Tenant shall pay Rent and other amounts required to be paid by Tenant hereunder to Landlord at the address for Landlord set forth on the Basic Lease Terms of this Lease, or at such other place as Landlord may from time to time designate in writing. (d) Prepaid Rent Upon the execution of this Lease by Tenant, Tenant shall pay to Landlord the Prepaid Rent set forth on the Basic Lease Terms. Landlord’s obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord shall be entitled to commingle the Prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall promptly return said Prepaid Rent to Tenant. The Prepaid Rent, which includes both Base Rent and monthly Additional Rent, shall be applied to the Rent due for the first calendar month in which a payment of Base Rent is due pursuant to Section 1.L. 5. SECURITY DEPOSIT Upon the execution of the Lease by Tenant, Tenant shall pay to Landlord the amount stated in the Basic Lease Terms as a Security Deposit. Landlord may apply the Security Deposit to pay the cost of performing any obligation Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not waive Landlord's other remedies nor be the exclusive remedy for Tenant’s default. If the Security Deposit is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the Security Deposit to its original amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent or other sums due under this Lease. If Tenant is not in breach or default at the expiration or termination of this Lease, and Tenant has completed all its obligations under Section 21 of this Lease, and all other obligations required to be performed, Landlord shall, within thirty (30) days following the expiration or termination of this Lease, return the unapplied portion of the Security Deposit to Tenant, except for any portion retained by Landlord pursuant to the provisions of this Section 5, Section 19, or Section 20, or any other provision of this Lease. Landlord's obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord shall be entitled to commingle the Security Deposit with Landlord's DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 7 DCAPDX\4517810.v8 general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant's Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit. If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchaser the unapplied portion of the Security Deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the Security Deposit. 6. ADDITIONAL RENT (a) Operating Expenses In addition to Base Rent, beginning on the Commencement Date, and throughout the Lease Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of the Operating Expenses incurred by Landlord in connection with the Property. The term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf, as reasonably determined by Landlord to be necessary or appropriate for the operation, management, maintenance, and repair of the Property and the Building, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees (management fees are currently 4% for 2023 and shall be capped at 4% for the Lease Term and any Renewal Terms); security services, if any; insurance premiums for the Building and the Property; licenses; and permits for the operation and maintenance of the Building and all its component elements and mechanical systems; ordinary and emergency repairs and maintenance and reasonable reserves for the foregoing. Operating Expenses shall also include the cost of any capital improvement to the Property or Building, amortized with a reasonable finance charge over the period Landlord shall reasonably elect consistent with applicable tax laws. Operating Expenses shall also include a commercially reasonable management fee paid by Tenant to Landlord in an amount equal to Landlord’s total management fee multiplied by Tenant’s Proportionate Share, as stated in the Basic Lease Terms. Tenant shall pay to Landlord an amount each month which is equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Annual Operating Expenses, as provided in Section 6(c) below. Notwithstanding anything to the contrary in this Lease, “Operating Expenses” shall not include any of the following, and may not be charged to Tenant as part of Operating Expenses: (i) Income Taxes. Inheritance, estate, succession, gift, unincorporated business, income, or franchise taxes imposed upon Landlord; provided, however, that if Landlord is required to pay a corporate activities tax, the same shall not be excluded from the Taxes payable by Tenant hereunder. (ii) Mortgage/Financing Costs. Loan payments, secured loan amortization and interest, costs relating to acquiring or negotiating equity contributions, costs and charges incurred in obtaining any public or private financing, and refinancing or loan modifications. (iii) Ground Lease. Any rental payments and related costs pursuant to any ground, underlying or superior leases of the real property underlying all or any portion of the Property. (iv) Fines and Penalties. Any fines, costs, late charges, liquidated damages, penalties, tax penalties, or related interest charges imposed on Landlord or Landlord’s managing agent. (v) Legal and Accounting. Fees relating to: (a) disputes with other tenants, prospective tenants or other occupants of the Building or Property, including lease takeover or lease take back costs; (b) disputes between Landlord and members, partners, or affiliates of Landlord; (c) disputes with purchasers, prospective purchasers, mortgagees, or prospective mortgagees of the Building or Property or the real property on which the Building or Property is located or any part of either; or (d) negotiations of leases, mortgages, or other security instruments, or contracts of sales or transfers of all or any portion of the Building or Property or any interest therein by any person of any tier owning an interest therein. (vi) Concessionaires. Any compensation or benefits paid to or provided to clerks, attendants, or other persons in commercial concessions operated by or on behalf of Landlord. (vii) Art. Costs for sculptures, paintings, fountains, or other objects of art or the display of such items in the Building or Property or the real property on which the Building or Property is located. (viii) Specialty Improvements. Costs of installing, operating, and maintaining a specialty improvement, including a cafeteria, lodging, or private dining facility, or a luncheon or recreational club, but exclusive of any such facility in the Building or Property available for use by tenants of the Building or Property (at no charge to Tenant’s employees). (ix) Reimbursements. Any cost of any service or items sold or provided to tenants or other occupants for which Landlord or Landlord’s managing agent has been or is entitled to be reimbursed by such tenants DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 8 DCAPDX\4517810.v8 or other occupants for such service or has been or is entitled to be reimbursed or otherwise compensated by parties other than tenants of the Building or Property to include replacement of any item covered by a warranty. (x) Contributions/Dues/Subscriptions. Any costs, fees, dues, contributions, or similar expenses for political, charitable, industry association, or similar organizations, as well as the cost of any newspaper, magazine, trade, or other subscriptions. (xi) Advertising/Promotion/Gifts. All advertising and promotional costs including any form of entertainment expenses, dining expenses, any costs relating to tenant or vendor relation programs including flowers, gifts, luncheons, parties, and other social events but excluding any cost associated with life safety information services and other like property management events. (xii) Leasing. Any costs relating to the marketing, solicitation, negotiation, and execution of leases of space in the Building or Property, including without limitation, promotional and advertising expenses, commissions, finders’ fees and referral fees, legal fees and expenses relating to the negotiation and preparation of any lease, sublease (except as otherwise provided in Section 22), or other occupancy document, tenant improvement costs for tenant or other occupant space, the amount of any allowances or credits paid or granted to tenants or other occupants of any such design or construction, and all other costs of alterations of space in the Building or Property leased to or occupied by other tenants or occupants. (xiii) Executive/Unrelated Salaries. Wages, salaries, fees, fringe benefits, and any other forms of compensation paid to any executive employee of Landlord and/or Landlord’s managing entities or partners above the grade of Building or Property manager, as such term is commonly understood in the property management industry, provided, however, all wages, salaries, and other compensation otherwise allowed to be included in Operating Expenses shall also exclude any portion of such costs related to any employee’s time devoted to other efforts unrelated to the maintenance, accounting, management, and operation of the Building or Property. The costs related to Landlord administration activities specifically related to only the Building or Property, regardless of where conducted, shall be included in Operating Expenses. (xiv) Arm’s Length Transactions. Any amount paid by Landlord or Landlord’s managing agent to a subsidiary or affiliate of Landlord or Landlord’s managing agent, or to any party for management or other services to the Building or Property, or for supplies or other materials, to the extent the costs of such services, supplies, or materials exceed the commercially reasonable costs that would have been paid had the services, supplies, or materials been provided by parties unaffiliated with Landlord or Landlord’s managing agent on an arm’s-length basis. (b) Property Taxes and Insurance In addition to Base Rent, Tenant shall pay Tenant’s Proportionate Share of all real property taxes and assessments levied, assessed, or imposed during the Term upon the Property ("Taxes") and the costs of insurance provided by Landlord pursuant to Section 7(a) ("Insurance"). Tenant shall pay to Landlord an amount each month which is equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated annual Taxes and Insurance together with Tenant's payments of Operating Expenses, as provided in Section 6(c) below. If, during the Term, the voters of the state or the state legislature in which the Premises are located enacts a real property tax limitation, then any substitute taxes, in any name or form, that may be adopted to replace or supplement real property taxes, shall be added to Taxes for purposes of this Section 6(b). Should there be in effect during the Term any law, statute, or ordinance that levies, assesses, or imposes any tax (other than federal or state income tax) upon rents, including without limitation any corporate activities tax, Tenant shall pay such taxes as may be attributable to the Rents under this Lease or shall reimburse Landlord for any such taxes paid by Landlord within ten (10) days after Landlord bills Tenant for the same. (c) Payment of Operating Expenses, Taxes and Insurance Landlord shall notify Tenant of Tenant's required estimated monthly payments of Operating Expenses, Real Property Taxes, and Insurance. Beginning on the Commencement Date, and continuing throughout the Term, Tenant shall make such monthly payments on or before the first (1st) day of each calendar month. Landlord may, from time to time, by written notice to Tenant, change the estimated monthly amount to be paid. No interest or earnings shall be payable by Landlord to Tenant on any amount paid under this Section 6, and Landlord may commingle such payments with other funds of Landlord. Landlord shall, within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, deliver to Tenant a written statement setting forth the actual Operating DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 9 DCAPDX\4517810.v8 Expenses, Real Property Taxes, and Insurance for the prior year together with a computation of the charge or credit to Tenant of any difference between the actual cost and the estimated cost paid by Tenant for such period; any such difference shall be applied to amounts subsequently due from Tenant to Landlord, or if no such sums are or will be owed, then such sums shall be paid or reimbursed, as applicable, within ten (10) days after Landlord gives Tenant notice thereof. If Tenant has any objections to the annual statement made by Landlord, such objections shall be made in writing and given to Landlord within sixty (60) days after the statement is submitted to Tenant. If no objection is made within such time period, the annual statement shall be conclusive and binding on Tenant. If Tenant desires to review any of Landlord's records pertaining to Operating Expenses, Real Property Taxes, or Insurance, Tenant may do so after reasonable prior notice given to Landlord, but no more often that once during any calendar year. Such review shall take place where such records are kept, and shall be conducted by a certified public accountant chosen by Tenant subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall pay all costs of such review including without limitation reimbursement for time incurred by Landlord's representatives and photocopy charges. In no event shall Tenant be entitled to employ or retain any auditor, consultant, or other professional in connection with exercising any right under this Section 6(c) whose fee is paid based on the results of the review. If the Tenant’s review report produced by a CPA or qualified professional shows that the amount Landlord charged Tenant for Tenant's Share of Expenses was greater than the amount Tenant is obliged to pay, unless Landlord reasonably contests the review, any excess shall be applied toward future Rent coming due. If the review report shows that the amount Landlord charged Tenant was less than the amount Tenant is obligated to pay, Tenant shall pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the review. Tenant shall bear the cost of its review; provided, however, that Landlord shall pay the reasonable fees and expenses of Tenant's review if the final review report indicates that Tenant was overcharged by 5% or more for the year covered by such review. Tenant shall keep all information it obtains in any review confidential and may only use such information for the limited purpose set forth in this section. (d) Tenant’s Proportionate Share For the purposes of this Lease, “Tenant’s Proportionate Share” shall mean, with regard to all Operating Expenses that are shared by all tenants of the Property, a fraction in which the numerator is equal to the approximate number of rentable square feet in the Premises and the denominator is equal to the approximate number of rentable square feet of space at the Property. Landlord may reasonably modify Tenant’s Proportionate Share if the total number of square feet of leased space at the Property changes, or if the total number of square feet of rentable area at the Property changes. In the event that Landlord reasonably determines that Tenant is using more that it’s proportionate share of utilities or other Operating Expenses, then Landlord may allocate the excess Operating Expenses to Tenant as is commercially reasonable. (e) Payments to Third Party Providers In addition to the Base Rent and all Additional Rent described above, Tenant shall also be solely responsible to pay all utilities, costs and expenses arising from Tenant’s use, occupancy, tenancy or operation of the Premises and shall pay such sums directly to the applicable providers as and when due, and prior to becoming delinquent. 7. INSURANCE; INDEMNITY (a) Insurance During the Term, Landlord shall maintain in full force a policy or policies of standard multi-peril insurance covering the Building and other improvements (exclusive of Tenant's trade fixtures, tenant improvements and other property) situated on the Property for the perils of fire, lightening, windstorm, and other perils commonly covered in such policies. Additionally, the perils of earthquake, landslide, flood, and/or other perils may be covered at the election of Landlord. During the Term, Landlord shall maintain in full force a comprehensive liability insurance policy in amounts considered appropriate by Landlord insuring Landlord against liability for bodily injury and property damage occurring in, on, or about the Property. Landlord shall use its reasonable efforts to secure said insurance at competitive rates. (b) Increases in Premiums This Lease is entered into on the basis that Tenant's occupancy will not affect the Property's classification for insurance rating purposes. If the insurance premiums on the Property are increased during the Term as a result of the installation of equipment on the Premises by Tenant, by reason of Tenant’s maintaining certain goods or materials on the Premises, DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 10 DCAPDX\4517810.v8 or as a result of other use or occupancy of the Premises by Tenant, Tenant shall pay the resulting additional cost of the insurance for the Property (regardless of whether Landlord has consented to the activity resulting in the increased insurance premiums). Tenant shall refrain from any activity in its use of the Premises that would make it impossible to insure the Premises or the buildings situated on the Property against casualty or that would increase the insurance rate of any such buildings or prevent Landlord from taking advantage of the ruling of the Insurance Rating Bureau of the state in which the Premises are situated or its successors allowing Landlord to obtain reduced premium rates for long-term fire insurance policies, unless Tenant pays the additional cost of the insurance. All of Tenant's electrical equipment shall be U-L approved. If Tenant installs any electrical equipment that overloads the lines in the Premises or in any such buildings, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction. Any insurance premiums to be paid under this Section 7(b) by Tenant by reason of its initial intended use of the Premises or any increase in insurance premiums attributable to Tenant's use or occupancy of the Premises during the Term shall be paid by Tenant to Landlord within fifteen (15) days after Landlord bills Tenant for the same. (c) Indemnity; Tenant's Insurance Tenant shall indemnify, defend, and save harmless Landlord from any and all liability, damage, expenses, attorneys' fees, causes of actions, suits, claims, or judgments arising out of or connected with (i) the use, occupancy, management, or control of the Premises, (ii) any failure of Tenant to comply with the terms of this Lease, and (iii) the negligent or intentional acts or omissions of Tenant, its agents, officers, directors, employees, or invitees; provided, however, that Tenant shall not be liable for claims caused by the gross negligence or willful misconduct of Landlord or its agents or representatives. Tenant shall, at its own cost and expense, defend any and all suits that may be brought against Landlord either alone or in conjunction with others upon any such above-mentioned cause or claim, and shall satisfy, pay, and discharge any and all settlements paid by or judgments that may be entered against Landlord, regardless of whether a lawsuit is actually filed. Landlord shall indemnify, defend, and save harmless Tenant from any and all liability, damage, expenses, attorneys' fees, causes of actions, suits, claims, or judgments arising out of or connected with (i) any failure of Landlord to comply with the terms of this Lease, and (ii) the acts or the grossly negligent or intentional omissions of Landlord, its agents, officers, directors, employees, or invitees; provided, however, that Landlord shall not be liable for claims caused by the negligence or willful misconduct of Tenant or its agents or representatives. Landlord shall, at its own cost and expense, defend any and all suits that may be brought against Tenant either alone or in conjunction with others upon any such above-mentioned cause or claim, and shall satisfy, pay, and discharge any and all settlements paid by or judgments that may be entered against Tenant, regardless of whether a lawsuit is actually filed. Tenant shall at its own expense during the Term carry in full force and effect (a) a comprehensive public liability insurance policy with limits of not less than Two Million Dollars ($2,000,000) combined single limit bodily injury and property damage per occurrence and in aggregate, and, if Tenant owns vehicles (b) an automobile liability insurance covering owned, non-owned, and hired vehicles with a limit of not less than One Million Dollars ($1,000,000), with an insurance carrier satisfactory to Landlord, naming Landlord, Landlord's management agent, and Landlord's lender as additional insureds. Said insurance policies shall insure against any and all liability of Tenant with respect to the Premises and under this Lease including, without limitation, Tenant's indemnity obligations under this Lease, or arising out of the maintenance, use, or occupancy of the Premises. Tenant shall carry insurance that fully covers repair and replacement of broken windows. Such policies shall provide, if available, that the insurance shall not be cancelable or modified without at least thirty (30) days’ prior written notice to Landlord, Landlord’s lender and Landlord’s managing agent, if any, and shall be deemed primary and noncontributing with other insurance available to Landlord. On or before the Commencement Date or prior to any early access to the Premises, Tenant shall furnish Landlord with a certificate or other acceptable evidence that such insurance is in effect. Tenant shall also provide and maintain insurance to comply with Workers Compensation and Employers Liability Laws. (d) Waiver of Subrogation Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard multiperil insurance policy, including sprinkler leakage insurance if the Premises have sprinklers, to the extent that any such insurance actually pays any such loss or damage. All claims or rights of recovery for any and all such loss or damage, however caused, are hereby waived. Without limiting the generality of the foregoing, said absence of liability shall exist whether or not such loss or damage is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants, or employees. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 11 DCAPDX\4517810.v8 8. USE OF PREMISES The Premises shall be used solely for the Permitted Use set out in Section 1.I., and for no other purpose without Landlord's written consent. In connection with the use of Premises, Tenant shall, at Tenant’s sole cost and expense, except as specifically provided otherwise herein: (a) Conform to all applicable laws, statutes, rules, ordinances, orders, regulations, and requirements of any public authority ("Laws") affecting the Premises and the use of the Premises and correct, at Tenant's own expense, any failure of compliance created through Tenant's fault or by reason of Tenant's use, unless such failure is due to Landlord's default in the performance of the agreements set forth in this Lease to be kept and performed by Landlord. Without limiting the generality of the foregoing, Tenant shall comply with the Americans with Disabilities Act as it applies to the Premises and all obligations pertaining to asbestos as required by the Occupational Safety and Health Administration (OSHA) applicable to the Premises and to Tenant's employees; provided that Tenant shall not be required to make any structural change, alteration, addition or correction required by any applicable law or regulation governing the Premises which may be adopted or promulgated after the date of this Lease, unless the same is required by Tenant’s alteration of the Premises or by Tenant’s specific use of the Premises. (b) Refrain from any activity that would be unreasonably offensive to Landlord, to other tenants in any buildings situated on the Property, or to owners or users of the adjoining premises, or that create a nuisance or damage the reputation of the Premises or of any such buildings. Without limiting the generality of the foregoing, Tenant shall not permit any noise or odor to escape or be emitted from the Premises nor permit the use of flashing (strobe) lights nor permit the sale or display of offensive materials as reasonably determined by Landlord; (c) Refrain from loading the floors, electrical systems, plumbing systems, or heating, ventilating and air conditioning systems ("HVAC"), beyond the point considered safe by a competent engineer or architect selected by Landlord and refrain from using electrical, water, sewer, HVAC, and plumbing systems in any harmful way. If Landlord employs an engineer, architect, electrical, or other consultant to determine whether Tenant's use of the Premises is in violation of this Section8(c), and it is determined that Tenant is in violation of this Section 8(c), Tenant shall pay the reasonable costs incurred in connection with that employment. Tenant shall use hair interceptors, grease traps, or other drain protection devices as needed to avoid such harmful use; (d) Not permit any pets or other animals in the Premises except for seeing-eye dogs, or other service animals which are required by applicable law to be admitted to the Premises; (e) Refrain from making any marks on or attaching any sign, insignia, antenna, window covering, aerial, or other device to the exterior or interior walls, windows, or roof of the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, provided that Tenant fully complies with the provisions of Section 39 of this Lease; (f) Comply with any reasonable rules respecting the use of the Premises promulgated by Landlord from time to time and communicated to Tenant in writing, including such Rules and Regulations set forth in Exhibit D of this Lease, if any, to the extent not inconsistent with the terms of this Lease and the use to which Tenant has disclosed in writing to Landlord that Tenant will use the Premises, as set forth herein. Without limiting the generality of the foregoing, such rules may regulate deliveries to the Premises and may regulate parking by employees. Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading and unloading, to the Premises by 11:00 a.m. each day, and to prevent delivery trucks or other vehicles serving the Premises to park or stand in front of the locations of other tenants; (g) Notwithstanding the above mentioned, it is understood that the Tenant will conduct operations outside of normal business hours (weekday evenings, Saturdays, Sundays and holidays) and will be allowed to access the parking freely, first come, first serve without penalty. (h) Prohibit smoking and vaping on the Premises and comply with any no smoking, no vaping (and other health related) policies and procedures established by any Law or by Landlord from time to time; DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 12 DCAPDX\4517810.v8 (i) Not permit any cash, credit card, or coin-operated vending, novelty, or gaming machines or equipment on the Premises without the prior written consent of Landlord; and not permit the use of any part of the Premises for a second-hand store, an auction, distress, fire sale, bankruptcy, or going-out-of-business sale or the like; (j) Refrain from violating or causing the violation of any exclusive use provision granted to any tenant or other occupant of the Property as to which Tenant has been given written notice; (k) Not commit or suffer any harm to the Premises, including without limitation, the improvements thereon or any part thereof; and Tenant shall keep the Premises in a neat, clean, sanitary, and orderly condition; (l) Refrain from any use of any area on the Property that is outside the Premises, unless such use is specifically permitted in writing by Landlord in advance; (m) Not generate, release, store, or deposit on the Premises any environmentally hazardous or toxic substances, materials, wastes, pollutants, oils, or contaminants, as defined or regulated by any federal, state, or local law or regulation or any other Law (collectively, "Hazardous Materials," as defined in Section 14), except that Tenant may have and use Hazardous Substances on the Premises, in strict compliance with all applicable laws, as required in the ordinary course of Tenant’s operations; (n) Not allow or permit any conduct or omission at the Premises, or anywhere on the Property, that will promote or allow the production or growth of mold, spores, fungus, or any other similar organism, and shall indemnify and hold Landlord harmless from any claim, demand, cost, and expense (including attorney fees) arising from or caused by Tenant’s failure to strictly comply with its obligations under this provision; and (o) Comply with the requirements of all operation and easement agreements and all other agreements and requirements of record on the Property. 9. IMPROVEMENTS AND ALTERATIONS (a) Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall work together cooperatively to design appropriate outdoor signage and interior improvements necessary for Tenant’s intended use of the Premises. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner that will not interfere with the quiet enjoyment of other tenants of the Building. Any such improvements, alterations, wiring, cables, or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord, except for removable machinery and unattached movable trade fixtures. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, which approval shall not be unreasonably withheld, and to post notices of non-responsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises. Tenant shall not allow any liens to attach to the Building or Tenant’s interest in the Premises as a result of its activities or any alterations. (b) Tenant shall provide, or shall cause Tenant’s general contractor to provide, evidence of the following insurance coverages prior to commencing work and upon demand during the course of the work: a) worker’s compensation for statutory limits in compliance with applicable state and federal laws; b) commercial general liability with limits of not less than Two Million and No/100 Dollars ($2,000,000) combined single limit per occurrence for bodily injury and property damage, naming Landlord and its Landlord’s Property Manager as additional insureds; and c) builder’s risk coverage in the coverage amount not less than the projected cost of the improvements contemplated. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 13 DCAPDX\4517810.v8 Each certificate of insurance must contain a provision confirming that no cancellation or material change in policies will be effective except upon thirty (30) days written notice to Landlord, if available. (c) Provided that it does not materially interfere with Tenant’s Permitted Use of or access to the Premises, Landlord may perform alterations to or change the configuration of the Building, the parking area, and other areas on the Property, in Landlord’s sole discretion. 10. REPAIRS AND MAINTENANCE (a) Landlord's Responsibilities The following shall be the responsibility of Landlord, provided that the cost thereof shall be recoverable by Landlord as Operating Expenses to the extent provided in Section 6(a): i. Structural repairs and maintenance and repairs, underground utilities and mechanical systems, mechanical and electrical systems on the roof of the Building or under the Building bearing walls, subflooring, sprinkler system, roof maintenance, exterior maintenance to outside walls, all parking lots, loading bays, and areas exterior to the Building, the replacement of existing HVAC systems if needed (but not supplemental HVAC systems installed by Tenant), the entire Property not within the Premises, and repair and maintenance of the exterior walls, roof, gutters, downspouts, and foundation of the Building. Any such structure maintenance, replacements, or repairs may be capitalized by Landlord and included as part of the Operating Expenses on a monthly basis over the commercially useful lifespan of such repairs and replacements. This paragraph shall not include maintenance of the operating condition of doors and windows or replacement of glass, nor maintenance of any storefront, each of which is a Tenant responsibility. (b) Tenant's Responsibilities The following shall be the responsibility of Tenant directly: i. All of the interior of the Premises, including any interior decorating and interior improvements; ii. Any repairs and replacements necessitated by the negligence or use of the Premises by Tenant, its agents, employees, and invitees; iii. Quarterly service and maintenance and repair of all HVAC systems (including ductwork), including without limitation all existing HVAC systems and any quarterly maintenance and repair and replacement of any supplemental HVAC Systems including ductwork installed by Tenant, and annual service, maintenance, repair and replacement of the standby power generator. Landlord reserves the right to contract with a service company for the maintenance and repair of the foregoing systems, or any of them; and such expenses shall be billed to Tenant as Operating Expenses to paid to Landlord monthly; iv. Maintenance and repair of the interior walls and floor coverings (both hard surfaces and carpeting); v. Any repairs or alterations required under Tenant's obligation to comply with all applicable Laws as set forth in this Lease; and vi. All other repairs, maintenance, and replacements to the Premises which Landlord is not expressly required to make under Section 10(a) above, including, without limitation, the generality of the foregoing, the replacement of all glass that may be broken or cracked during the Term with glass of as good or better quality than that in use at the commencement of the Term, the storefront, sprinkler system if the failure is caused by the Tenant (or parties within Tenant’s agency and/or control), wiring and electrical fixtures, plumbing and plumbing fixtures, drainpipes, sewers, septic tanks, and exhaust hoods and venting, including without limitation, repairs outside the Premises if the need for the repair arises from Tenant's use of the Premises. All Tenant’s work shall be in full compliance with then-current building code and other governmental requirements. Tenant shall contract with a qualified pest extermination company for regular extermination services to keep the Premises free of pests, vermin, and rodents. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 14 DCAPDX\4517810.v8 (c) Repair Inspections Landlord shall have the right to inspect the Premises at any reasonable time or times following at least 24 hours’ prior notice to determine the necessity of repair. Whether or not such inspection is made, the duty of Landlord to make repairs as outlined above in any area in Tenant's possession and control shall not arise until a reasonable time after Landlord has received from Tenant written notice of the necessity of repairs. In the event emergency repairs may be required, Tenant shall give Landlord immediate notice thereof. (d) Landlord's Work All repairs, replacements, alterations, or other work performed on or around the Premises by Landlord shall be done in such a way as to minimize any interference as reasonably practicable, with the use of the Premises by Tenant. Tenant shall have no right to an abatement of Rent or any claim against Landlord for any inconvenience or disturbance resulting from Landlord’s performance of repairs and maintenance pursuant to this Section 10. Landlord shall have no liability for failure to perform required maintenance and repair, unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner (but no later than thirty (30) days after Tenant’s notice). If the problem is of such nature that it cannot be completely remedied within 30 days, this provision shall be complied with if Landlord commences efforts to remedy the problem within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs or alterations to the Building. Work may be done during normal business hours. Provided Landlord uses commercially reasonable efforts to minimize such interference and does not block the entrances to the Premises, Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant’s occupancy caused by Landlord’s maintenance and repair, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. 11. LIENS; TENANT'S TAXES Tenant shall keep the Premises free from all liens, including mechanic's liens, arising from any act or omission of Tenant or those claiming under Tenant. Landlord shall have the right to post and maintain on the Premises or the Building such notices of non-responsibility as are provided for under the lien laws of the state in which the Premises are located. Tenant shall be responsible for and shall pay when due all taxes assessed during the Term against any leasehold or personal property of any kind owned by or placed upon or about the Premises by Tenant. 12. UTILITIES AND SERVICES Tenant shall pay promptly for all water and sewer facilities, gas and electrical services, including heat and light, garbage collection, recycling, and all other facilities and utility services used by Tenant or provided to the Premises during the Term. Utility meters and breakers are located in a separate suite and Tenant shall be provided reasonable access to address, repair or service as may be needed with written notice to the property manager, except in the case of emergency. If the heating and air-conditioning systems or any other utility service is not on separate meters, Tenant shall pay its proportionate share of such charges as reasonably determined by Landlord as provided in Section 6(a) of this Lease. Tenant shall arrange for regular and prompt pickup of trash and garbage and shall store such trash and garbage in only those areas designated by Landlord. However, if Landlord elects to arrange for garbage collection on a cooperative basis for Tenant and other tenants, Tenant shall pay its proportionate share as reasonably determined by Landlord as provided in Section 6(a) of this Lease. Tenant shall comply with any recycling programs required by any Law or reasonably required by Landlord. Landlord shall not be liable or responsible for any interruption of utility service to the Premises and any such interruption shall not entitle Tenant to any abatement of Rent, unless such interruption is caused solely by the negligence of Landlord, and continue for a period of forty-eight (48) continuous hours or more. 13. ICE, SNOW, AND DEBRIS Tenant shall keep the walks in front of the Premises free and clear of ice, snow, rubbish, debris, and obstructions. Tenant shall indemnify and hold Landlord harmless from any injury whether to Landlord or Landlord’s property or to any other person or property caused by Tenant’s failure to perform Tenant’s obligations under this Section 13. Tenant’s obligations under this Section 13 shall be performed at Tenant’s cost and expense. Landlord reserves the right to cause the removal of ice, snow, debris and obstruction from the area in front of the Premises and Tenant shall pay the cost thereof within ten (10) days after billing therefor. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 15 DCAPDX\4517810.v8 14. HAZARDOUS MATERIALS (a) Environmental Questionnaire Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit E and incorporated herein by reference. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities listed on the Environmental Questionnaire, Tenant will not use, store or generate any “Hazardous Materials” (as defined below) in, on, under or about the Premises, Building and/or Project. Tenant further represents, warrants and covenants that except for those chemicals and materials, and their respective quantities listed on the Environmental Questionnaire, Tenant shall not cause or permit any Hazardous Materials to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises and/or Project by Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees. Tenant shall keep, operate and maintain the Premises in full compliance with all Environmental Requirements (as defined below). Notwithstanding the foregoing or anything to the contrary herein, in no event shall Tenant be permitted to use, store or generate any chlorinated solvents, trichloroethene (TCE), polychlorinated biphenyls (PCBs), polyaromatic hydrocarbons (PAHs), mercury or other heavy metals, or phthalates in, on, under or about the Premises and/or Project. (b) Environmental Requirements The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises or Property by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. (c) Compliance with Environmental Requirements Without limiting the generality of Tenant’s obligation to comply with laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all present and future Environmental Requirements. Tenant shall obtain and maintain any and all necessary government permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises or Property. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord, a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Requirements and the terms of this Lease. (d) Notice of Discharge Unless Tenant is required by law to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (1) the occurrence of any spill, discharge, leak, seep or any other release of any Hazardous Material on, under, from or about the Premises or Property directly or indirectly caused by Tenant, its agents, employees, contractors or invitees, regardless of the quantity of any such spill, discharge, leak, seep DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 16 DCAPDX\4517810.v8 or release of Hazardous Material, or (2) Tenant becomes aware of any regulatory inquiries, inspections, investigations, directives, or any cleanup, compliance or abatement proceedings (including any threatened or potential investigations or proceedings), or claims by any third parties relating to any Hazardous Materials in, on, under, from or about the Premises or Property. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning the release of any Hazardous Materials on, under, from or about the Premises or Property. (e) Remedial Action If any spill, discharge, leak, seep or any other release of any Hazardous Material on, under, from or about the Premises or Property shall occur as a direct or indirect result of the actions of Tenant, its agents, employees, contractors or invitees, in addition to notifying Landlord as specified herein, Tenant, at its own sole cost and expense, shall (1) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Requirements, (2) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (3) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Requirements, utilizing an environmental consultant approved by Landlord, and (4) take any such additional investigative, remedial and corrective actions as Landlord shall in its sole discretion deem necessary. Landlord may, as required by any and all Environmental Requirements, report the unauthorized spill, discharge, leak, seep or any other unauthorized release of any Hazardous Material to the appropriate regulatory agencies, and, if caused directly or indirectly by the acts of Tenant, its agents, employees, contractors or invitees, identifying the Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority in respect of any release, discharge, or spill of any Hazardous Material on, under, from, or about the Premises or Property, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive. (f) Landlord Access Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 14, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Tenant’s expense. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Without limiting the foregoing, Landlord may separately engage its own environmental consultant or consultants at Tenant’s expense to investigate and advise Landlord respecting any release, discharge, or spill of Hazardous Materials on, under, from, or about the Premises or Property, or to independently investigate any regulatory inquiries, directives, or investigations regarding Tenant’s use, handling, storage, or disposal of Hazardous Materials. Landlord may, by written notice to Tenant, declare any release, discharge, spill, of Hazardous Materials on, under, from, or about the Premises, Building or Property that was caused directly or indirectly by the acts of Tenant, its agents, employees, contractors or invitees, regardless of the quantity of any such release, discharge or spill, to be a material breach of this Lease by Tenant. Landlord may, by written notice to Tenant, separately declare any improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Property by Tenant, its agents, employees, contractors or invitees, to be a separate material breach of this Lease by Tenant. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Property without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Property shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord. (g) Landlord Right to Cure Notwithstanding anything to the contrary contained herein, Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with the terms of this Section 14 or any Environmental Requirements or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, under, from, or about the Premises or Property by Tenant, its agents, employees, contractors or invitees, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on or about the Premises or Property, the full cost of which shall be deemed to be rent and shall be due and payable by Tenant to Landlord immediately upon demand. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 17 DCAPDX\4517810.v8 (h) Additional Landlord Rights If Landlord shall determine, in its sole discretion, that the use, storage, handling or disposal by Tenant of Hazardous Materials in, on or about the Property is creating an undue risk of damage or harm to the Premises or Property, to the environment, to adjacent properties, or possible injury or disease to other tenants or other persons coming onto the Property or Premises, or any potential liability to the Landlord arising out of the use, storage, handling or disposal by Tenant of Hazardous Materials, then upon giving ten (10) days’ prior written notice and opportunity for Tenant to modify its use, storage, handling or disposal practices, Landlord may (1) revoke or modify any consent previously given by Landlord allowing the use, storage, handling or disposal by Tenant of Hazardous Materials listed on the Environmental Questionnaire, in which case Tenant shall immediately cease the use, storage, handling or disposal of such Hazardous Materials on the Premises or Property, and (2) if Tenant is unwilling or unable to modify its use, storage, handling or disposal practices to meet Landlord’s reasonable requirements within the ten (10) day notice and cure period, then upon sixty (60) days’ prior written notice to Tenant, Landlord may elect to terminate this Lease without further liability to Tenant. (i) Accuracy of Tenant Information If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an event of default by Tenant under this Lease. (j) Removal Upon Termination or Expiration Upon termination or expiration of this Lease, Tenant, at its own cost and expense, shall cause any and all Hazardous Materials stored on, under, upon or about the Premises or Property to be removed from the Premises in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Upon prior notice and approval by the Landlord, Tenant shall, at its own cost and expense and in compliance with all Environmental Requirements, remove any contaminated equipment, furnishings, and fixtures from the Premises including any and all Hazardous Materials storage containers and facilities from the Premises. (k) Environmental Indemnity Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the “Indemnified Parties”) harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, damages arising out of the diminution in the value of the Premises or Property or any portion thereof, damages for the loss of the Premises or Property, damages arising from any adverse impact on the marketing of space in the Premises or Property, and sums paid in settlement of claims, which arise during or after the Lease Term in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises or the Property and/or other adjacent properties due to the activities, or failures to act (including, without limitation, Tenant’s failure to report any spill or release to the appropriate regulatory agencies) of Tenant or its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees, on or about the Premises or Property. The obligations of Tenant under this Section 14 shall survive any termination of this Lease 15. INJURY TO TENANT’S PROPERTY Landlord shall not be liable for any injury to the goods, stock, merchandise, or any other property of Tenant or to any person in or upon the Premises or to the leasehold improvements in the Premises resulting from fire or collapse of the Building or any portion thereof or any other cause, including but not limited to damage by water or gas, or by reason of any electrical apparatus in or about the Premises. Tenant shall carry adequate insurance coverage at its sole cost and expense to cover the risks described in this section. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 18 DCAPDX\4517810.v8 16. DAMAGE OR DESTRUCTION (a) Partial Destruction If the Premises shall be partially damaged by fire or other cause, and Section 16(b) below does not apply, the damages to the Premises shall be repaired by Landlord, and all Base Rent until such repair shall be made shall be apportioned according to the part of the Premises that is usable by Tenant, except when such damage occurs because of the fault of Tenant. The repairs shall be accomplished with all reasonable dispatch. Landlord shall bear the cost of such repairs, unless the damage occurred from a risk that is not covered by Landlord’s applicable property insurance policy, unless the damage is the result of the fault of Tenant, in which event Tenant shall bear the expense of the repairs. (b) Substantial Damage If the Property, Building, Premises or any of them are twenty-five percent (25%) or more destroyed during the Term by any cause and rendered reasonably unusable by Tenant, Landlord may elect to terminate the Lease as of the date of damage or destruction by notice given to Tenant in writing not more than sixty (60) days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, except for any obligation that expressly survives the termination of this Lease. In the event the Property, Building, Premises or any of them are twenty-five percent (25%) or more destroyed during the final year of the Term by any cause and rendered reasonably unusable by Tenant, either party may elect to terminate the Lease as of the date of damage or destruction by notice given to the other party in writing not more than sixty (60) days following the date of damage. In the absence of an election to terminate, Landlord shall proceed to restore the Premises, if damaged, to substantially the same form as prior to the damage or destruction, so as to provide Tenant usable space equivalent in quantity and character to that before the damage or destruction. Work shall be commenced as soon as reasonably practicable, and thereafter proceed without interruption, except for work stoppages on account of matters beyond the reasonable control of Landlord. From the date of damage until the Premises are restored or repaired, Base Rent shall be abated or apportioned according to the part of the Premises usable by Tenant, unless the damage occurred because of the fault of Tenant. Landlord shall bear the cost of such repairs unless the damage occurred from a risk that would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage, of if the damage is the result of the fault of Tenant, in which event Tenant shall bear the expense of the repairs. (c) Restoration If the Premises are to be restored by Landlord as above provided in this Section 16, Tenant, at its expense, shall be responsible for the repair and restoration of the restrooms, together with Tenant’s stock in trade, trade fixtures, furnishings, and equipment; and Tenant shall commence the installation of the same promptly upon delivery to it of possession of the Premises and Tenant shall diligently prosecute such installation to completion. 17. EMINENT DOMAIN (a) Partial Taking If a portion of the Premises is condemned and neither Section 17(b) nor Section 17(c) apply, the Lease shall continue in effect. Landlord shall be entitled to all the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of condemnation. Landlord shall proceed as soon as reasonably practicable to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to the condition as comparable as reasonably practicable to that existing at the time of condemnation. Base Rent shall be abated to the extent that the Premises are untenantable during the period of alteration and repair. After the date on which title vests in the condemning authority, Base Rent shall be reduced commensurately with the reduction in the objective value of the Premises as an economic unit on account of the partial taking. Tenant shall have the right or claim the portion of the award attributable to the value of Tenant’s Lease, but separate from any award to Landlord based upon the value of the Premises or the Building or Property. (b) Substantial Taking of the Property If a condemning authority takes any substantial part of the Property or any substantial part of the Building or the Premises, and the Premises is rendered reasonably unusable by Tenant the Lease shall, at the option of Landlord, terminate as of the date title vests in the condemning authority. In such event all rights and obligations of the parties shall cease as of the date of termination. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant shall have the right or claim the portion of the award attributable to the value of Tenant’s Lease, but separate from any award to Landlord based upon the value DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 19 DCAPDX\4517810.v8 of the Premises or the Building or Property. Tenant shall be free to make a separate claim for its moving expenses and lost trade fixtures so long as such claim does not interfere with or reduce Landlord’s claim or award. For the purposes of this Section 17(b), a “substantial” part shall mean twenty-five percent (25%) or more, or any lesser portion that leaves the Property in a condition that cannot reasonably be operated substantially as it was prior to the taking in Landlord’s reasonable judgment. (c) Substantial Taking of Premises If a condemning authority takes all the Premises or a portion of the Premises equal to twenty-five percent (25%) more, and such taking renders the remaining Premises reasonably unsuitable for Tenant’s use, Tenant shall have the option to terminate the Lease upon written notice to Landlord given within sixty (60) days of Tenant’s receipt of notice of the taking. In such event, the Lease shall terminate as of the date title vests in the condemning authority. Landlord shall be entitled to all the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant shall be free to make a separate claim for its moving expenses and lost trade fixtures so long as such claim does not interfere with or reduce Landlord’s claim or award. (d) Definition Sale of all or any part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purpose of the Lease as a taking by condemnation. 18. BANKRUPTCY Subject to Section 19, the Lease shall not be assigned or transferred voluntarily or involuntarily by operation of law. This Lease may, at the option of Landlord, be terminated, if Tenant is adjudged bankrupt or insolvent (and such case is not dismissed within 60 days), or makes an assignment for the benefit of creditors or files or is a party to the filing of a petition in bankruptcy (and case is not dismissed within 60 days), or in case a receiver or trustee is appointed to take charge of any of the assets of Tenant or sublessees or assignees in or on the Premises, and such receiver or trustee is not removed within 60 days after the date of such receiver or trustee’s appointment, or in the event of judicial sale of the personal property in or on the Premises upon judgment against Tenant or any sublessees or assignee hereunder, unless such property or reasonable replacement therefor be installed on the Premises. To the extent permitted by law, this Lease or any sublease hereunder shall not be considered as an asset of a debtor-in-possession, or an asset in bankruptcy, insolvency, receivership, or other judicial proceedings. This Lease shall be considered a lease of real property in a shopping center within the meaning of Section 365(b)(3) of the U.S. Bankruptcy Code. 19. DEFAULT The following shall be events of default: (a) Failure of Tenant to pay any Rent or any other charge required under this Lease when due, and after five (5) days’ written demand to Tenant, however, such written demand to Tenant for any nonpayment shall only be required once within any calendar year and thereafter failure to make payment when due shall constitute an event of default. (b) Failure of Tenant to execute the documents described in Section 23 or Section 25 within the time required under such Sections; failure of Tenant to provide or maintain the insurance required of Tenant pursuant to Section 7(c); or failure of Tenant to comply with any Laws as required pursuant to Section 8 within 24 hours after written demand by Landlord. (c) Failure of Tenant to comply with any term or condition or fulfill any obligation of the Lease (other than the failures described in Section 19(a) or Section 19(b) above) within 30 days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. Landlord shall not be obligated to give written notice for the same type of default more DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 20 DCAPDX\4517810.v8 than twice; at Landlord’s option, a failure to perform an obligation after the second (2nd) notice shall be an automatic event of default, without notice or any opportunity to cure. (d) The abandonment of the Premises by Tenant. (e) The bankruptcy or insolvency of Tenant or the occurrence of other acts specified in Section 18 of this Lease that give Landlord the option to terminate. (f) The assignment or subletting or purported assignment or subletting of Tenant’s interest under this Lease in violation of Section 22. 20. REMEDIES ON DEFAULT In the event of a default, Landlord may, at Landlord’s option, exercise any one or more of the rights and remedies available to a landlord in the state in which the Premises are located to redress such default, consecutively or concurrently, including the following: (a) Landlord may elect to terminate Tenant’s tenancy and right to possession of the Premises or any portion thereof by written notice to Tenant. Upon any such termination, Landlord may re-enter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages. Landlord shall have the right to retain or dispose of the personal property belonging to Tenant that is on the Premises at the time of re-entry in Landlord’s sole discretion, or the right to such other security interest therein as the law may permit, to secure all sums due or that become due to Landlord under this Lease, also in Landlord’s sole discretion. (b) Following re-entry by Landlord, Landlord may relet the Premises for a term longer or shorter than the Term and upon any reasonable terms, including the granting of rent concessions to the new tenant that are in accordance with what is reasonable for then-prevailing market conditions. Landlord may alter, refurbish, or otherwise change the character or use of the Premises in connection with such reletting. Landlord shall not be required to relet for any use or purpose that Landlord may reasonably consider injurious to its property or to any tenant Landlord may reasonably consider objectionable. No such reletting by Landlord following a default by Tenant shall be construed as an acceptance of the surrender of the Premises. If rent received upon such reletting exceeds the Rent received under this Lease, Tenant shall have no claim to the excess. (c) Landlord shall have the right to recover from Tenant the following damages: i. All unpaid or other charges for the period prior to re-entry, plus interest at the greater of twelve percent (12%) per annum or a rate equal to five (5) percentage points in excess of the discount rate, including any surcharge on the discount rate, on ninety (90)-day commercial paper declared by the Federal Reserve Bank in the Federal Reserve District in which Portland, Oregon, is located on the date the charge was due (the “Interest Rate”). ii. An amount equal to the Rent lost during any period during which the Premises are not relet, if Landlord uses commercially reasonable efforts to relet the Premises. If Landlord lists the Premises with a real estate broker experienced in leasing commercial property in the metropolitan area in which the Premises are located, such listing shall constitute the taking of commercially reasonable efforts to relet the Premises. iii. All costs incurred in reletting or attempting to relet the Premises, including but without limitation, the cost of clean-up and repair in preparation for a new tenant, including any improvements to the Premises, brokerage fees, free rent or rent concessions for the new tenant(s), and the cost of correcting any defaults or restoring any alterations and the amount of any real estate commissions and advertising expenses. iv. The amount of any Rent concession granted by Landlord to Tenant and the unamortized cost of any brokerage commission paid by Landlord in connection with entry into this Lease. v. The full amount of the Tenant Improvement Allowance (as defined in the Work Letter attached hereto as Exhibit B). DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 21 DCAPDX\4517810.v8 vi. The difference between the Rent reserved under this Lease and the amount actually received by Landlord after reletting, as such amounts accrue. vii. Reasonable attorney fees and legal expenses incurred in connection with the default, whether or not any litigation is commenced. (d) Landlord may sue periodically to recover damages as they accrue throughout the Term and no action for accrued damages shall be a bar to a later action for damages subsequently accruing. To avoid a multiplicity of actions, Landlord may obtain a decree of specific performance requiring Tenant to pay the damages stated in Section 20(c) above as they accrue. Alternatively, Landlord may elect in any one action to recover accrued damages, plus all Rent that will accrue during the period it is reasonably anticipated it will take Landlord to relet the Premises, using commercially reasonable efforts, plus damages attributable to the remaining Term equal to the difference between the Rent under this Lease and the reasonable rental value of the Premises for the remainder of the Term. (e) Landlord shall be entitled to recover attorney fees reasonably incurred in connection with the default, whether or not litigation is commenced. Landlord may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing. (f) The foregoing remedies shall not be exclusive but shall be in addition to all other remedies and rights provided under applicable law, and no election to pursue one remedy shall preclude resort to another remedy. 21. SURRENDER AT EXPIRATION (a) Condition of Premises Upon expiration of the Term or earlier termination, Tenant shall deliver all keys to Landlord and surrender the Premises in good condition and broom clean, subject to ordinary wear and tear. Improvements, supplemental HVAC units installed by Tenant, alterations, wiring, cables, or conduit constructed by or for Tenant shall not be removed or restored to the original condition unless the terms of Landlord’s consent provides otherwise, in which event Tenant shall remove those designated by Landlord for removal and restore the Premises at Tenant’s sole cost and expense. Unless required in Landlord’s written consent to approved Tenant Improvement Work as set forth in the Work Letter attached as Exhibit B, Tenant shall not be required to remove any supplemental HVAC units, HVAC ducting, custom lighting, flooring, ceiling grid or tiles or to paint or re-carpet the Premises. Wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repairs for which Tenant is responsible shall be completed to the latest practical date prior to such surrender. Tenant’s obligations under this Section 21 shall be subject to the provisions of Section 16 relating to damages or destruction. (b) Fixtures i. All fixtures placed upon the Premises during the Term or located on the Premises as of the Commencement Date, other than Tenant’s trade fixtures, shall, at Landlord option, become the property of Landlord. Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishings and trade fixtures shall remain the property of Tenant if placed on the Premises by Tenant; provided, however, if Landlord granted Tenant an allowance for improvements, installation, floor coverings, curtains, drapes, blinds or other items, such items shall at Landlord’s option become the property of Landlord, notwithstanding the installation thereof by Tenant. ii. Tenant shall remove all furnishings, furniture, and trade fixtures that remain the property of Tenant and shall repair any damage resulting from the removal. If Tenant fails to do so, this shall be an abandonment of the property, and following 10 days’ written notice, Landlord may remove or dispose of it in any manner without liability. Tenant shall be liable to Landlord for the cost of removal and transportation to storage, with interest on all such expenses from the date of expenditure at the Interest Rate. iii. The time for removal of any property or fixtures that Tenant is required to remove from the Premises upon termination shall be as follows: DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 22 DCAPDX\4517810.v8 (1) As to all items other than those described in Section 21(b)iii(2) below, on or before the date the Lease terminates because of expiration of the Term or because of a default under Section 19. (2) Within ten (10) days after written notice from Landlord requiring such removal where the property to be removed is a fixture that Tenant is not required to remove except after such notice by Landlord, and such date would fall after the date on which Tenant would be required to remove other property. (c) Holdover If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, Base Rent equal to 150% of the then-current Base Rent, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 21(c) shall not be construed as consent for Tenant to retain possession of the Premises. 22. ASSIGNMENT AND SUBLETTING (a) Landlord’s Consent Tenant shall not, either voluntarily or by operation of law, sell, assign, or transfer this Lease or sublet the Premises or any part thereof, or assign any right to use the Premises or any part thereof (each a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so without such prior written consent shall be void and, at Landlord’s option, shall terminate this Lease. If Tenant requests Landlord’s consent to any Transfer, Tenant shall promptly provide Landlord with a copy of the proposed agreement between Tenant and its proposed transferee and with all such other information concerning the business and financial affairs of such proposed transferee as Landlord may request. Landlord may withhold such consent unless the proposed transferee (i) is satisfactory to Landlord as to credit, managerial experience, net worth, character, and business or professional standing, (ii) is a person or entity whose possession of the Premises would not be inconsistent with Landlord’s commitments with other tenants or with the mix of uses Landlord desires at the Property, (iii) will occupy the Premises for a use that is within any ofthe uses authorized under this Lease(iii) expressly assumes and agrees in writing to be bound by and directly responsible for all Tenant’s obligations hereunder, and (iv) will conduct a business that does not adversely impact the use of the Property’s common areas. Landlord’s consent to any such Transfer shall in no event release Tenant from its liabilities or obligations hereunder, including any renewal term, nor relieve Tenant from the requirement of obtaining Landlord’s prior written consent to any further Transfer. Landlord’s acceptance of rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Transfer. No modification, amendment, assignment, or sublease shall release Tenant, any assignee, or any guarantor of its liabilities or obligations under this Lease. (b) Payment to Landlord and Termination of Lease i. Upon submitting a request for Landlord’s consent to a Transfer, Tenant shall pay to Landlord, as a condition to its consideration of any such request a fee in the amount of One Thousand Five Hundred No/100 Dollars ($1,500.00) to cover Landlord’s administrative expenses, which fee shall be retained by Landlord for any related purposes, regardless of whether such consent is granted. Tenant shall also be responsible to promptly pay all Landlord’s reasonable legal fees and expenses in connection with any Transfer request, regardless of whether Landlord’s consent is given and shall remit a deposit of Two Thousand Five Hundred No/100 Dollars ($2,500.00) toward Landlord’s legal fees together with Tenant’s request for Landlord’s consent to a Transfer. Landlord’s legal fees related to such consent to Transfer shall not exceed $3,000.00. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 23 DCAPDX\4517810.v8 ii. If any such proposed Transfer provides for the payment of, or if Tenant otherwise receives, rent, additional rent, or other consideration for such Transfer that is in excess of the Rent and all other amounts Tenant is required to pay under this Lease (regardless of whether such excess is payable on a lump-sum basis or over a term), then in the event Landlord grants its consent to such proposed Transfer, Tenant shall pay Landlord fifty percent (50%) of the amount of such excess as it is received by Tenant. Any violation of this paragraph shall be deemed a material and noncurable breach of this Lease. iii. If Tenant proposes a sublease or assignment of the entire Premises for the remainder of the Lease Term, Landlord shall have the option to terminate this Lease and deal directly with the proposed sublessee, assignee, or any third party with regard to the Premises. iv. If Tenant is a corporation, an unincorporated association, a partnership, a limited partnership, or a limited liability company, the transfer, assignment or hypothecation of any stock or interest in such entity in the aggregate in excess of fifty percent (50%) shall be deemed a Transfer of this Lease within the meaning and provisions of this Section 22. 23. SUBORDINATION Tenant’s interest hereunder shall be subject and subordinate to all mortgages, trust deeds, and other financing and security instruments in place upon the Commencement Date or placed on the Premises by Landlord from time to time (hereafter “Mortgage”), except that no assignment or transfer of Landlord’s rights hereunder to a lending institution as collateral security in connection with a Mortgage shall affect Tenant’s right to possession, use, and occupancy of the Premises so long as Tenant shall not be in default under any of the terms and conditions of this Lease. The provisions of this Section 23 shall be self-operating. Nevertheless, Tenant agrees to execute, acknowledge and deliver to Landlord within ten (10) days after Landlord’s written request, a reasonable instrument in recordable form that expressly subordinates Tenant’s interest hereunder to the interests of the holder of any Mortgage, and that includes any other reasonable provisions requested by the holder or prospective holder of any Mortgage. At Landlord’s request, Tenant agrees to sign an authorization for Landlord to conduct a check of Tenant’s credit as requested by Landlord from time to time. Landlord shall not seek a subordination non-disturbance agreement from Landlord’s lender unless requested in writing by Tenant and Tenant pays any out of pocket expenses of Landlord to secure the same. 24. TRANSFER OF THE PROPERTY If the Property is sold or otherwise transferred by Landlord or any successor to Landlord, subject to non-disturbance of Tenant’s tenancy, Tenant shall attorn to the purchaser or transferee and recognize it as the landlord under this Lease, and, provided the purchaser or transferee assumes all obligations under this Lease thereafter accruing, the transferor shall have no further liability hereunder. 25. ESTOPPEL CERTIFICATE Tenant shall from time to time, upon not less than ten (10) days’ prior notice, submit to Landlord, or to any person designated by Landlord, a statement in writing, in the form submitted to Tenant by Landlord, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), that to the knowledge of Tenant no uncured default exists hereunder (or if such uncured default does exist, specifying the same), the dates to which the Rent and other sums and charges payable hereunder have been paid, that Tenant has no claims against Landlord and no defenses or offsets to rental except for the continuing obligations under this Lease (or if Tenant has any such claims, defenses, or offsets, specifying the same), and any other information concerning this Lease as Landlord reasonably requests. 26. PERFORMANCE BY LANDLORD Landlord shall not be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants, and conditions of this Lease if the same shall be due to any labor dispute, strike, lockout, civil commotion, or like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain labor, services or materials, through acts of God, or other cause beyond the reasonable control of Landlord, providing such cause is not due to the willful act or neglect of Landlord. 27. LANDLORD’S RIGHT TO CURE DEFAULT If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option (but not the obligation) to cure such failure to perform after DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 24 DCAPDX\4517810.v8 fifteen (15) days’ written notice to Tenant. All Landlord’s expenditures incurred to correct the failure to perform shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the legal rate of interest if not defined. Landlord’s right to cure Tenant’s failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right Landlord may have by reason of default of this Lease by Tenant. 28. INSPECTION Landlord, Landlord’s agents, and representatives, shall have the right to enter upon the Premises at any time in the event of emergency and, in other events, at reasonable times after at least 24 hour’s prior verbal or email notice for the purpose of inspecting the same, for the purpose of making repairs or improvements to the Premises or the Building, for showing the Premises for rent during the final one hundred eighty (180) days of the Term, or for any other lawful purpose. Notwithstanding anything to the contrary in this Lease, with respect to any entry by Landlord into the Premises, Landlord shall (a) reasonably accommodate Tenant’s security measures to protect Tenant’s confidential information and sensitive property; and (b) be accompanied by a Tenant representative at all times (except in an emergency that poses an imminent threat of harm to the Premises or people or property in or about the Premises) provided that Tenant makes such a representative reasonably available. 29. FOR SALE AND FOR RENT SIGNS During the period of one hundred eighty (180) days prior to the date for the termination of this Lease, Landlord may post on the Premises or in the windows thereof signs of moderate size notifying the public that the Premises are “for sale” or “for rent” or “for lease.” 30. ATTORNEY FEES In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or nondefaulting party shall be entitled to recover from the losing or defaulting party its attorneys’, paralegals’, accountants’, and other experts’ fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law. 31. NOTICES Notices between the parties relating to this Lease shall be in writing, effective when delivered during business hours by email, hand delivery, private courier, nationally-recognized overnight courier or regular or certified U.S. mail. Notices shall be delivered postage prepaid, to the address or email address for the party stated in the Basic Lease Terms or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address stated in the Basic Lease Terms (or at such other address as Landlord may specify by notice to Tenant) and in the same manner, but shall be considered paid only when received. Notwithstanding the foregoing, notice by email shall be effective on the date transmitted only with proof of transmission, and only if a copy of such notice is also sent on the same business day by one of the other notice methods permitted under this Section 31. 32. BROKERS Tenant covenants, warrants, and represents that it has not engaged any broker, agent, or finder who would be entitled to any commission or fee in connection with the negotiation and execution of this Lease, except as set forth in the Basic Lease Terms. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses, and liabilities in connection therewith, including attorney fees and expenses, arising out of any charge or claim for a commission or fee by any broker, agent, or finder on the basis of any agreements made or alleged to have been made by or on behalf of Tenant, except for brokers listed on the Summary of Fundamental Lease Provisions. The provisions of this Section 32 shall not apply to any brokers with whom Landlord has an express written brokerage agreement. 33. LATE CHARGES Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other charge due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges that may DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 25 DCAPDX\4517810.v8 be imposed on Landlord under the terms of any Mortgage. Accordingly, if any Rent or other charge is not received by Landlord on or before the date it is due, Tenant shall pay to Landlord a late charge equal to the greater of five percent (5%) of the overdue amount or Two Hundred Fifty and No/100 Dollars ($250.00). The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the late payment by Tenant. Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount in question, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. 34. NO PERSONAL LIABILITY; DAMAGE LIMITATION The liability of Landlord to Tenant for any default, breach or non-performance by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property, and neither Landlord nor any of its owners, members, managers, shareholders, officers, directors, partners, principals, employees, or agents (collectively, “Landlord Parties”) shall be liable for any deficiency; nor shall any of the Landlord Parties be responsible, liable, or obligated, under any circumstances, to pay special, consequential, incidental, exemplary or punitive damages, or to profits, lost income or lost revenue. 35. MISCELLANEOUS PROVISIONS (a) This Lease does not grant any rights of access to light or air over any part of the Property. (b) Time is of the essence of this Lease. (c) The acceptance by Landlord of any Rent or other benefits under this Lease shall not constitute a waiver of any default. (d) Any waiver by Landlord of the strict performance of any of the provisions of this Lease shall not be deemed to be a waiver of subsequent breaches of the same character or of a different character, occurring either before or subsequent to such waiver, and shall not prejudice Landlord’s right to require strict performance of the same provision in the future or of any other provision of this Lease. (e) This Lease contains the entire agreement of the parties and supersedes all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties, except as expressly set forth in this Lease. (f) Neither Landlord nor Tenant is relying on any representations except as expressly set forth in this Lease. (g) The parties acknowledge and agree that any calculations of square footage in the Premises and on the Property are approximations. Except as provided herein, no recalculation of square footage shall affect the obligations of Tenant under this Lease, including without limitation, the amount of Base Rent or other Rent payable by Tenant under this Lease. (h) This Lease shall not be amended or modified except by agreement in writing, signed by the parties hereto. (i) Subject to the limitations on the assignment or transfer of Tenant’s interest in this Lease, this Lease shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors, and assigns. (j) No remedy herein conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy herein provided or provided by law, but each remedy shall be cumulative. (k) In interpreting or construing this Lease, it is understood that Tenant may be more than one person, that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 26 DCAPDX\4517810.v8 all grammatical changes shall be made, assumed, and implied to make the provisions hereof apply equally to corporations, partnerships, limited liability companies, and individuals. (l) Section headings are for convenience and shall not affect any of the provisions of this Lease. (m) If any provision of this Lease or the application thereof to any person or circumstance is, at any time or to any extent, held to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. (n) All agreements (including, but not limited to, indemnification agreements) set forth in this Lease, the full performance of which are not required prior to the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease and be fully enforceable thereafter. (o) Unless otherwise stated in this Lease, the Premises are leased AS-IS in the condition now existing, with no alterations or other work to be performed by Landlord. (p) Whenever a date or deadline for performance falls on a Saturday, Sunday or legal holiday in the state in which the Premises are located, the date for performance for any such obligation shall be moved to the next date that is not a Saturday, Sunday or a legal holiday in the state in which the Premises are located. (q) The titles to the Sections of this Lease are descriptive only and are not intended to change or influence the meaning of any Section or to be part of this Lease. (r) Except where otherwise provided in this Lease, either party may withhold its consent for any reason or for no reason whenever that party’s consent is required under this Lease. (s) This Lease may be executed in any number of counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one agreement binding on all parties. This Lease may be executed by affixing an electronic signature by DocuSign or the equivalent electronic signature and digital transaction management service. Electronic delivery of documents by facsimile or email, including without limitation the delivery of .PDF, .JPG or the equivalent, shall be legally sufficient to bind the party the same as delivery of an original. 36. QUIET ENJOYMENT Landlord agrees that Tenant, upon paying the Rent and other payments herein reserved and on performing the terms contained in this Lease shall, during the Term of this Lease, peaceably and quietly have, hold, and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof, free from hindrance by Landlord, any other tenant or user of the Property, or any other person claiming by, through, or under Landlord ("Quiet Enjoyment"). 37. FORCE MAJEURE Except for the Tenant’s payment of Rent and all other sums payable to Landlord and the timely giving of notices hereunder relating to Tenant’s Termination Notice, if performance by either party of any portion of this Lease is prevented, delayed or made impossible by prevention, delay, or stoppage caused by governmental approvals, war, acts of terrorism, strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes for those items, governmental actions, civil commotions, fire or other casualty, incidence of disease or other illness that reaches epidemic or pandemic proportions (expressly including COVID-19), or other causes beyond the reasonable control of such party (each a “Force Majeure Event”), performance by such party for the period of the Force Majeure Event is excused. For avoidance of doubt, no occurrence of a Force Majeure Event shall excuse or delay Tenant’s payment of Rent or other sums payable to Landlord. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 27 DCAPDX\4517810.v8 38. ANTI-TERRORISM LAW (a) Tenant represents and warrants to Landlord as follows: i. Neither Tenant, its constituents, or affiliates, nor any of their respective agents (collectively, the “Tenant Parties”) is in violation of any law relating to terrorism or money laundering, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, the U.S. Bank Secrecy Act, as amended by the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and all regulations promulgated thereunder, all as amended from time to time (collectively, “Anti-Terrorism Law”). ii. No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against any of the Tenant Parties alleging any violation of any Anti-Terrorism Law. iii. None of the Tenant Parties has, after due inquiry, knowledge of any fact, event, circumstance, situation or condition that could reasonably be expected to result in any action, proceeding, investigation, charge, claim, report, notice, or penalty being filed, commenced, threatened, or imposed against any of them relating to any violation of or failure to comply with any Anti-Terrorism Law. iv. None of the Tenant Parties is a “Prohibited Person.” A Prohibited Person means any of the following: (1) A person or entity that is “specially designated” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control or that is owned, controlled by, or acting for or on behalf of any such person or entity; (2) A person or entity with whom Landlord is prohibited from dealing by any Anti- Terrorism Law: (3) A person or entity that commits, threatens, or conspires to commit or supports “terrorism,” as defined in any Anti-Terrorism Law. v. None of the Parties: (1) Conducts any business or transactions or makes or receives any contribution of funds, goods, or services in violation of any Anti-Terrorism Law: (2) Engages in or conspires to engage in any transaction that evades or avoids, has the purpose of evading or avoiding, or attempts to violate any of the prohibitions of any Anti- Terrorism Law. (b) Tenant covenants that it shall not: i. Conduct any business or transaction or make or receive any contribution of funds, goods, or services in violation of any Anti-Terrorism Law; ii. Engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding, or attempts to violate any of the prohibitions of any Anti-Terrorism Law. iii. Tenant agrees promptly to deliver to Landlord (but in any event within ten (10) days of Landlord’s written request) any certification or other evidence requested from time to time by Landlord, in its reasonable discretion, confirming Tenant’s compliance with the foregoing. 39. FINANCIAL STATEMENTS Within 30 days after Landlord’s request, and no more than once per annum, Tenant will furnish Tenant’s most recent annual financial statements to Landlord as may have been prepared by an independent certified public accountant or, DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 28 DCAPDX\4517810.v8 failing those, Tenant’s internally prepared financial statements. Landlord will not disclose any aspect of Tenant’s financial statements except (a) to Landlord’s lenders or prospective purchasers of the Building who have executed a purchase contract with Landlord, (b) in litigation between Landlord and Tenant, or (c) if required by any court order. 40. SIGNAGE Landlord need not consent to any sign that fails to conform to the design concept of the Property, and with all Landlord’s signage policies and procedures, if any, as may be established by Landlord. Prior to installing any signs, Tenant shall submit detailed color drawings to Landlord for approval indicating the location, size, layout, design, and color of proposed sign, including all lettering and graphics. Electrical service to all signs shall be at Tenant’s sole expense. Free standing or monument signs are prohibited. Notwithstanding Landlord's consent to any signs, Tenant shall (i) comply with all Laws and obtain any necessary permits and governmental approvals related to such signs at its own cost and expense, and (ii) on or before Lease expiration or earlier termination, remove all such signs and repair any damage to the Premises caused thereby, at Tenant's sole cost and expense; 41. WAIVER OF JURY TRIAL LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE. 42. RENEWAL OPTION MARKET RATE ADJUSTMENT Market Rate Adjustments under this Lease shall be made as follows: (a) The Base Rent for the first year of each Renewal Term (if validly exercised by Tenant) shall be the then current Market Rate as provided herein. A “Market Rate Adjustment” to the Base Rent for the first Lease Year of any Renewal Term shall be the greater of (1) the then fair market rent in the Hillsboro/Hwy 26 Corridor Area, and (2) the Base Rent for the immediately preceding Lease Year. Under no circumstances shall the Base Rent decrease in successive years. (b) The Market Rate Adjustment to Base Rent shall be provided by written notice from Landlord to Tenant (“Rent Adjustment Notice”) within the time specified in Section 1.T. If Tenant fails to timely object to the Rent Adjustment as described in Section 1.T, the proposed adjustment shall be deemed accepted by Tenant. (c) If Tenant timely objects to the Rent Adjustment Notice, then within ten (10) days thereafter each party, at its own cost and by giving notice to the other party, shall select an independent member of the National Association of Realtors (a “Realtor”) having at least ten (10) years’ experience in the leasing of flex office space in the Hillsboro, Oregon area and licensed in the State of Oregon, to evaluate and set Base Rent for the Lease Year to be so determined. If a party does not appoint a Realtor within such 10-day period, the single Realtor appointed shall be the sole Realtor and shall set Base Rent for the Lease Year to be so determined. If each party shall have so appointed a Realtor, the two (2) Realtors shall meet promptly and attempt to set the Base Rent for the Lease Year to be so determined. If the two (2) Realtors are unable to agree within thirty (30) days after the second Realtor has been appointed, they shall attempt to select a third Realtor (“neutral Realtor”) meeting the qualifications herein stated within ten (10) days after the last day the two (2) Realtors are given to set Base Rent. If the two (2) Realtors are unable to agree on the third Realtor within such ten (10) day period, either of the parties to this Lease, by giving five (5) days’ notice to the other party, may apply to the Arbitration Service of Portland for the selection of a third Realtor meeting the qualifications stated in this Section. Each of the parties shall pay the fees and costs of their respectively-appointed Realtor, and each party shall bear one-half (1/2) of the fees and costs of appointing the neutral Realtor, paying the neutral Realtor’s fee and paying the Arbitration Service of Portland fee (if any). The neutral Realtor, however selected, shall have the same qualifications stated herein for each Realtor and shall also be a person who has not previously acted in any capacity for either party. (d) The Market Rate Adjustment to Base Rent shall be fixed by the Realtors in accordance with the following procedures. Each party-appointed Realtor shall state, in writing, such Realtor’s determination of the Market Rate Adjustment to Base Rent supported by the reasons therefor and shall make counterpart copies for the other party- appointed Realtor and any neutral Realtor. The party-appointed Realtors shall arrange for a simultaneous exchange DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Modified Form of LEASE
© 2018 BOMA OREGON

of their proposed Market Rate Adjustment to Base Rent determinations. The role of any neutral Realtor shall be solely to select whichever of the two (2) proposed determinations of Market Rate Adjustments to Base Rent most closely approximates the neutral Realtor's own determination of the Market Rate Adjustment to Base Rent. The neutral Realtor shall have no right to propose a middle ground or any modification of either of the two (2) proposed determinations of Market Rate Adjustments to Base Rent. The determination of Market Rate Adjustment to Base Rent the neutral Realtor chooses as that most closely approximating the neutral Realtor's determination of the Market Rate Adjustment to Base Rent shall constitute the decision of the Realtors and shall be final and binding upon the parties. The Realtors shall have no power to modify the provisions of this Lease.

(e) If for any reason the Market Rate Adjustment of Base Rent is not determined prior to the first day of the Lease Year to be so determined, this Lease shall nevertheless remain in effect, and during the interim period until such Market Rate Adjustment to Base Rent is finally determined, Tenant shall pay, as Base Rent, an amount equal to the Base Rent of the Lease Year prior to the Lease Year in question.

43. EXHIBITS AND ADDITIONAL PROVISIONS

The following Exhibit is attached hereto and incorporated as a part of this Lease:

Exhibit "A"	-	Premises
Exhibit "B"	-	Work Agreement
Exhibit "C"	-	Commencement Date Certificate
Exhibit "D"	-	Rules and Regulations
Exhibit "E"	-	Environmental Questionnaire

44. REPRESENTATION; PREPARATION

THIS LEASE, ATTACHMENTS, AND AMENDMENTS WERE PREPARED BY COUNSEL FOR LANDLORD TENANT HAS BEEN ADVISED AND HAD AN OPPORTUNITY TO SEEK INDEPENDENT COUNSEL TO REVIEW THIS LEASE, ATTACHMENTS, AND AMENDMENTS. THE RULE OF CONSTRUCTION THAT A WRITTEN AGREEMENT IS CONSTRUED AGAINST THE PARTY PREPARING OR DRAFTING SUCH AGREEMENT SHALL SPECIFICALLY NOT BE APPLICABLE TO THE INTERPRETATION OR ENFORCEMENT OF THIS LEASE, ATTACHMENTS, AND AMENDMENTS.

[Signatures on Following Page]

Modified Form of LEASE
Page 29
DCAPDX\4517810.v8

Modified Form of LEASE © 2018 BOMA OREGON Modified Form of LEASE Page 30 DCAPDX\4517810.v8 IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above. LANDLORD: HILLSBORO 229 LLC, an Oregon limited liability company By: Printed Name: Title: TENANT: ACM Research, Inc., a Delaware Corporation By: Printed Name: Title: DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B CEO David Wang Pete Overgaag is the owner Pete Overgaag

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Standard Form of RETAIL LEASE Exhibit A DCAPDX\4517810.v8 EXHIBIT A PREMISES *Premises outlined in red. This drawing is not to scale and is for illustrative purposes only. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 EXHIBIT "B" Work Agreement SECTION 1 Plans. 1.1 Finalization of Plans. Prior to undertaking any Tenant Improvement Work, Tenant shall provide to Landlord, preliminary plans, drawings, and specifications for the Tenant Improvement Work (the “Preliminary Plans”). The Preliminary Plans shall include: a) Drawings, plans, and specifications for the initial the Tenant improvement work, consistent with the Preliminary Plans and in form and substance sufficient to be submitted as part of an application for a building permit. Such documents must be stamped as approved by Landlord’s architect, if required by Landlord. Tenant shall use Landlord’s architect, unless otherwise agreed in writing by Landlord and Tenant. b) The name, telephone number, emergency telephone numbers, and addresses of Tenant’s proposed general contractor (“General Contractor”) and the proposed plumbing, mechanical, and electrical subcontractors, if any. c) A construction schedule indicating the actual Commencement Date of construction, weekly construction activities, and substantial completion date. 1.2 Approval. Landlord shall have the right to approve the plans and proposed contractors submitted by Tenant as set forth in Section 1.1a)-1.1c) above. Landlord’s approval shall not to be unreasonably withheld, conditioned, or delayed. If Landlord does not give notice of disapproval, make a written request for additional information, or make corrections or changes to Tenant’s submissions within ten (10) days after Tenant submits the same to Landlord for approval, then the submitted item or proposed contractor shall be deemed approved. If Landlord gives notice of disapproval, makes a written request for additional information, or makes corrections or changes to Tenant’s submissions, Tenant shall propose alternative contractors, provide such requested information, or make such corrections or changes within five (5) days thereafter and resubmit same to Landlord. This process shall continue until the plans and contractors are approved by Landlord. Tenant must respond to any request from Landlord for information or approval regarding the Plans within ten (10) business days of Landlord’s request therefor. 1.3 Final Plans. The drawings, plans, and specifications, once approved in accordance with the foregoing procedure, shall hereinafter be referred to as the “Final Plans” or “Plans.” SECTION 2 Tenant Improvement Work. As used in this Work Agreement, “Tenant Improvement Work” means all work shown on the Plans, as they may be amended from time to time in accordance with this Work Agreement. Tenant shall cause the Tenant Improvement Work to be completed in a good and workmanlike manner, in accordance with the Final Plans and in strict compliance with all applicable building, fire, sanitary, and safety codes and governmental regulations, and all other applicable Laws. All Tenant Improvement Work will be performed by a licensed, bonded, insured general contractor approved by Landlord. Landlord shall under no circumstances be liable to Tenant or any third party for the quality, timing, compliance with laws, or any other aspect of the Tenant Improvement Work. SECTION 3 Changes to the Final Plans. Tenant shall not make any changes to the Final Plans without Landlord’s prior written approval. Landlord’s consent to changes shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for any increase in costs and expenses of the Tenant Improvement Work resulting from such changes, including any costs and expenses for review and costs and expenses relating to delays in completion, to the extent such costs and expenses exceed the Tenant Improvement Allowance (defined in Section 4 below). If Tenant requests Landlord’s approval of a proposed DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 change in the Final Plans, and if the proposed change causes a delay in substantial completion of the Tenant Improvement Work, the Commencement Date as set forth in Section 1.I. of the Lease shall not be delayed. SECTION 4 Allocation of Costs. 4.1 Tenant’s Costs. Tenant shall pay all costs and expenses of the Tenant Improvement Work, subject to the terms and conditions set forth in this Work Agreement, and the terms and conditions set forth in the Lease. Tenant’s failure to make any payment required under this Work Agreement shall be a default under the Lease, without the requirement of any notice of default or cure period, and all such unpaid amounts shall be additional rent under the Lease. 4.2 Tenant Improvement Allowance. a) Subject to this Section 4.2, Landlord shall provide Tenant with up to Three Hundred and Seventy- Three Thousand Nine Hundred and Five Dollars ($373,905.00) (the “Tenant Improvement Allowance”) to be applied to the Costs (as defined in Section 4.2b) below) of the Tenant Improvement Work. Any portion of the Tenant Improvement Allowance not applied to Costs shall be retained by Landlord. Landlord shall also provide Tenant with up to $1,602.00 for Tenant’s intial preliminary test fit space plan. b) As used in this Work Agreement, the term "Costs" means reasonable hard construction costs, overhead and profit, architectural, engineering, and design fees and expenses, the costs of obtaining permits, systems development charges, the costs of measuring the rentable square footage of the Premises, Landlord’s costs of reviewing any plans, specifications or drawings, the architect’s fees, Landlord’s project management fee not to exceed five percent (5%) of the total hard cost of construction, and costs associated with sustainability practices, if any for permanent, building standard improvements; provided, however, that in the event Tenant engages a professional project manager acceptable to Landlord in Landlord’s reasonable discretion, the Landlord’s project management fee shall be reduced to one percent (1%) of the total hard cost of construction, and costs associated with sustainability practices, if any for permanent, building standard improvements. Costs shall exclude, and the Tenant Improvement Allowance may not be used for any tenant specific improvements, trade fixtures, equipment, data/telecom installation and service, built-in reception desks and personal property and any non-building standard permanent building improvement. Landlord shall be the sole beneficiary of all tax credits, tax deductions, systems development charge credits, energy savings credits, sustainability credits, and all similar credits and benefits arising from the Tenant Improvement Work, to the extent the Costs giving rise thereto are paid or reimbursed from the Tenant Improvement Allowance. Tenant shall have no right to use or benefit from any system development charge credits owed or held by Landlord or the Property. c) The Tenant Improvement Allowance, or applicable portion thereof, shall be paid by Landlord to Tenant in a single payment upon substantial completion (as defined in Section 8 below) of the Tenant Improvement Work, provided that the conditions set forth in this Section 4.2c) are satisfied. Upon substantial completion of the Tenant Improvement Work, Tenant shall submit the following to Landlord: (i) paid invoices (together with such supporting documentation as Landlord may reasonably request) for all Costs for which Tenant seeks reimbursement from the Tenant Improvement Allowance, (ii) a certification that all the work or supplies so invoiced have in fact been applied to the Tenant Improvement Work, and (iii) final, unconditional waivers and releases of lien rights from all contractors and subcontractors, in a form reasonably acceptable to Landlord. Following Landlord’s receipt and approval of the items described in the foregoing clauses (a) through (c), which approval shall not be unreasonably withheld, Landlord shall reimburse Tenant up to the amount of the applicable Costs, to the extent of the Tenant Improvement Allowance. Landlord shall not be obligated to make any payment of any part of the Tenant Improvement Allowance if there are any liens, suits, actions, or proceedings pending that may affect the Building or the Land with respect to any Tenant Improvement Work, or if Tenant is otherwise in default of DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 its obligations under the Lease at the time the disbursement is requested or is to be made. Landlord may offset against the Tenant Improvement Allowance to reduce Landlord’s damages in such event (without thereby waiving or curing the default). SECTION 5 Construction Bond; Insurance. Tenant shall provide, or shall cause Tenant’s General Contractor to provide, evidence of the following insurance coverages prior to commencing work and upon demand during the course of construction: a) Workers Compensation for statutory limits in compliance with applicable state and federal laws. b) Commercial general liability with limits not less than $2,000,000 combined single limit per occurrence for Bodily Injury and Property Damage, naming Landlord and its Landlord’s Property Manager as additional insureds. c) Builder’s risk coverage in the coverage amount not less than the projected cost of the Tenant Improvement Work. Each certificate of insurance must contain a provision confirming that no cancellation or material change in the policies will be effective except upon thirty (30) days’ prior written notice to Landlord, if available. SECTION 6 Cooperation, Progress Meetings. In connection with delivery of the Preliminary Plans, Tenant and Landlord shall each designate a “Construction Representative” who shall be available for onsite and telephone consultations and decisions as necessary. Tenant’s Construction Representatives shall have the authority to bind each party as to all matters relating to the Tenant Improvement Work. Without limiting the foregoing, each party shall cooperate with the other to facilitate and expedite the efficient design and construction of the Tenant Improvement Work. Tenant’s and Landlord’s representatives shall hold regular meetings at a reasonable time (but not required more often than weekly) regarding the progress of the Tenant Improvement Work, which meeting shall be held at a location designated by Tenant on the construction site, or as otherwise mutually agreed by Landlord and Tenant. SECTION 7 Construction Inspection; Notice of Nonresponsibility. Landlord and Landlord’s representatives, agents, and building management employees shall at all times during construction have access to the construction site to conduct periodic construction inspections, provided said inspections do not unreasonably interfere with Tenant’s contractors or subcontractors. Landlord may at any time post one or more notices of nonresponsibility at the Premises. SECTION 8 Commencement Date. The Commencement Date shall be as set forth in Section 1.J of the Lease, notwithstanding the date of substantial completion of the Tenant Improvement Work. For purposes of this Work Agreement and the Lease, the term “substantial completion” with respect to the Tenant Improvement Work means that the Tenant Improvement Work has been completed substantially in accordance with the Final Plans, notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially adversely interfere with Tenant’s beneficial use of the Premises. SECTION 9 Punch List. Upon substantial completion of the Tenant Improvement Work, Landlord and Tenant shall promptly jointly inspect the Premises and note any additional items of Tenant Improvement Work that remain to be completed. On the basis of the joint inspection, Landlord shall prepare a list (the “Punch List”) setting forth all the items of Tenant Improvement Work that remain to be completed. The joint inspection, delivery of the Punch List, and completion of DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED*
© 2018 BOMA OREGON

the Punch List are not prerequisites to the occurrence of substantial completion or the occurrence of the Commencement Date. Tenant shall use reasonable efforts to cause all items set forth on the Punch List to be completed within one (1) month following preparation of the Punch List.

SECTION 10 Construction Rules.

Tenant shall be responsible for assuring its General Contractor's compliance with the construction rules attached hereto as Exhibit B-2. Landlord reserves the right to implement additional rules and regulations as it may deem necessary.

SECTION 11 **Credits and Offsets.**

Landlord shall retain the rights to, and shall be the sole beneficiary of, all tax credits, tax deductions, systems development charge credits, sustainability credits, and all similar credits and benefits arising from or related to any Tenant Improvement Work.

SECTION 12 Effect of Work Agreement.

Except as specifically modified by the terms and conditions of this Work Agreement, all terms and conditions of the Lease remain in full force and effect and all such terms and conditions apply to the performance of the parties' obligations under this Work Agreement. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall control.

SECTION 13 Use of Capitalized Terms.

Terms capitalized, but not defined herein, shall have the meaning set forth in the Lease.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Work Agreement as of the day and year first written above in the Lease.

LANDLORD: HILLSBORO 229 LLC,
an Oregon limited liability company

DocuSigned by:

By: [signature]
05522E2F5...
Printed Name: Pete Overgaag

Title: Pete Overgaag is the owner

TENANT: ACM Research, Inc.,
a Delaware Corporation

DocuSigned by:

By: David Wang
82D36D7DBA2A4C...
Printed Name: David Wang

Title: CEO

Exhibit B-1 - Preliminary Plans
Exhibit B-2 - Construction Rules

Modified Form of LEASE
Exhibit B
DCAPDX\4517810.v8

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 EXHIBIT B-1 PRELIMINARY PLANS DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 EXHIBIT B-2 CONSTRUCTION RULES a) The General Contractor acknowledges that this building is or may be in the future certified/rated pursuant to the U.S. EPA’s Energy Star or the U.S. Green Building Council’s rating system. b) An agent or representative of General Contractor must be present on the site at all times when work is in process. c) All inspections that must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 8:00 a.m. or after 6:00 p.m., or at times otherwise approved by Landlord, and the on-site engineer must be present. At least forty-eight (48) hours' notice must be provided to the Building Manager advising that an inspection has been requested. d) The use of the Building elevators for deliveries and removals shall be scheduled in advance by General Contractor with the Landlord’s Property Manager for the transfer of all construction materials, tools, and trash to and from the Premises, or any Landlord approved staging area. If the building has a freight elevator, then it shall be used for all construction related purposes, and passenger elevators shall not be used for these purposes. Large transfers of materials, whether for deliveries or removals, must be done prior to 7:00 a.m. or after 6:00 p.m., or at times otherwise approved by Landlord. No deliveries of any kind or nature shall be brought in through the front door of the Building at any time, unless expressly approved by Landlord in writing. e) General Contractor shall take all necessary precautions to protect all walls, carpets, floors, furniture, fixtures, and equipment outside the work area and shall repair or replace damaged property without cost to Landlord. f) Sources of water and electricity will be furnished to General Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. "Reasonable quantities" will be determined on a case-by-case basis but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking g) Demolition of an area in excess of 100 square feet must be performed before 8:00 a.m. or after 6:00 p.m., or at times otherwise approved by Landlord. General Contractor shall notify the Landlord’s Property Manager’s office at least one (1) full business day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in General Contractor's absorbing the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system. h) All painting must be completed outside of normal office hours (after 6:00 PM and before 7:00 AM, or at times otherwise approved by Landlord) or on weekends. Paints used on site shall be low-VOC and are to be brush- applied only; spray painting is not allowed on site unless prior approval is obtained from Landlord’s Property Manager. i) Any and all existing building materials removed and not reused in the construction shall be disposed of by General Contractor as waste or unwanted materials, unless otherwise directed by the Landlord’s Property Manager. General Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis. Upon construction completion, General Contractor shall remove all debris and thoroughly clean the work area and any common areas impacted by the work. j) General Contractor agrees to provide the Landlord’s Property Manager with at least seventy-two (72) hours' advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets. k) Standard construction hours are 6:30 a.m. - 5:00 p.m. The Landlord’s Property Manager must be notified at least two (2) full business days in advance of any work that may disrupt normal business operations, e.g., drilling or DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit B DCAPDX\4517810.v8 cutting of the concrete floor slab. The Landlord’s Property Manager reserves the right to determine what construction work is considered inappropriate for normal business hours. l) No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of General Contractor to enforce this regulation on a day-to-day basis. General Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. All workers must wear company identification. m) General Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, General Contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by General Contractor shall be corrected at its sole cost. n) General Contractor or subcontractor signage may not be displayed in the Building common areas or on any of the window glass. o) In case of emergency, General Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Landlord’s Property Manager. p) At no time will the Building staff accept deliveries on behalf of General Contractor or any subcontractor. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit C DCAPDX\4517810.v8 EXHIBIT “C” COMMENCEMENT DATE CERTIFICATE This Commencement Date Lease Certificate is made as of this ____ day of ___________, ______ (“Certificate Date”) with reference to that certain Lease dated March 6, 2023 by and between Hillsboro 229, LLC, an Oregon limited liability company (“Landlord”), and ACM Research, Inc., a Delaware corporation (“Tenant”), for the Premises referred to as Suite 200, located in a Building located at 2900 NE Century Blvd, Suite 200, Hillsboro, OR 97214. The undersigned hereby affirm and acknowledge the following information as true and correct. Lease Execution Date: March 6, 2023 Commencement Date: April 1, 2023 Term Expiration Date: August 31, 2030 Base Rent Schedule Effective Dates: Monthly Base Rent April 1, 2023 – April 30, 2023 $ 0.00 May 1, 2023 – March 31, 2024 $14,689.13 April 1, 2024 – April 28, 2024 $ 0.00 May 1, 2024 – March 31, 2025 $15,129.80 April 1, 2025 – March 31, 2026 $15,583.70 April 1, 2026 – March 31, 2027 $16,051.21 April 1, 2027 – March 31, 2028 $16,532.75 April 1, 2028 – March 31, 2029 $17,028.73 April 1, 2029 – March 31, 2030 $17,539.59 April 1, 2030 – August 31, 2030 $18,065.78 IN WITNESS WHEREOF, the parties have executed this Commencement Date Lease Certificate as of the Certificate Date. LANDLORD: HILLSBORO 229 LLC, an Oregon limited liability company By: Printed Name: Title: TENANT: ACM Research, Inc., a Delaware Corporation By: Printed Name: Title: DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit D DCAPDX\4517810.v8 EXHIBIT "D” Rules & Regulations 1. The entrances, halls, corridors, stairways, exits, and elevators shall not be obstructed by any of the tenants or used for any purpose other than for ingress from their respective premises. The entrances, halls, corridors, stairways, exits, and elevators are not intended for use by the general public but for the tenant and its employees, licensees, and invitees. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators, and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they will not be used for any other purpose. 2. Landlord may refuse admission to the Building outside business hours of the Building to any person not producing identification or admission credentials satisfactory to Landlord. If Landlord issues identification passes, pass codes, or keys, Tenant shall be responsible for all persons for whom it issues any such passes, pass codes, or keys and shall be liable to Landlord for all acts or omissions of such persons. 3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens, if any, that are different from the standards adopted by Landlord for the Building shall be attached to or hung in any exterior window or door of the premises of any tenant without the prior written consent of Landlord. 4. No sign, placard, picture, name lettering, advertisement, notice, or object visible from the exterior of any tenant’s premises shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. Landlord may adopt and furnish to tenants general guidelines relating to signs inside the Building and Tenant shall conform to such guidelines. All approved signs or lettering shall be prepared, printed, affixed, or inscribed at the expense of the tenant and shall be of a size, color, and style acceptable to Landlord. 5. The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. 6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules. 7. No bicycles, vehicles, animals, fish, or birds of any kind shall be brought into or kept in the premises of any tenant or the Building, except those animals which are required by applicable law to be admitted to the Building. In such event, (a) Tenant shall remove from the Property all bodily waste from such animals, (b) Tenant shall repair any damage caused by such animals, and (c) Tenant’s indemnification obligations and other obligations of the Lease shall include and apply to any claim, cost, loss, damage, and expense (including reasonable attorneys’ fees) incurred by Landlord arising from any animal brought onto the Property by any agent, invitee, licensee, or contractor of Tenant. 8. During normal business hours, 8a to 5p, Monday through Friday (except Holidays), No noise, including but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. 9. No tenant, nor any tenant’s contractors, employees, agents, visitors, invitees or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, environmentally hazardous, or otherwise dangerous fluid, chemical, or substance. 10. All movement of freight, furniture, packages, boxes, crates, or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. 11. No tenant shall use its premises, or permit any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods, or property of any kind unless said use is consistent with the use provisions of the Lease. 12. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED* © 2018 BOMA OREGON Modified Form of LEASE Exhibit D DCAPDX\4517810.v8 into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. 13. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power, and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant. 14. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose. 15. The requirements of tenants for any services by Landlord will be attended to only upon prior application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord. 16. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same. 17. Each tenant shall store its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the area of the Building without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises that would annoy other tenants or create a public or private nuisance. 18. No coin vending machine, video game, coin or token operated amusement device, or similar machine shall be used or installed in any tenant’s premises without Landlord’s prior written consent. 19. No bankruptcy, going out of business, liquidation, or other form of distress sale shall be held on any of tenant’s premises. No advertisement shall be done by loudspeaker, barkers, flashing lights or displays or other methods not consistent with the character of an office building. 20. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, that would impair or interfere with the economic heating, cleaning, or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical, or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. 21. No acids, vapors, or other similar caustic materials shall be discharged or permitted to be discharged into the waste lines, vents, or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, invitees, visitors or licensees shall have, caused the same. 22. All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors to the tenant’s premises shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights. 23. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building. 24. Landlord reserves the right to rescind, modify, alter, or waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of any tenant shall constitute a waiver or alteration in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building. 25. No smoking or vaping shall be permitted on the Property at any time. DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

DocuSign Envelope ID: 3BDE9DBE-4889-4C50-A92E-5625D672FF2B

Standard Form of RETAIL LEASE - MODIFIED*
© 2018 BOMA OREGON

26. Landlord reserves the right to add to, modify, or otherwise change these Rules and Regulations. Such changes shall become effective when written notice thereof is provided to tenants of the Building.

Modified Form of LEASE
Exhibit D
DCAPDX\4517810.v8